                                                                     EXHIBIT 2.2


                     AGREEMENT AND PLAN OF REORGANIZATION

                         Dated as of February 27, 1999

                                 by and among

                       HOSPITALITY DESIGN & SUPPLY, INC.

                       EAST BAY RESTAURANT SUPPLY, INC.

                                      and

                         The STOCKHOLDERS named herein

                               TABLE OF CONTENTS

1.  STOCK PURCHASE AND SALE............................................    1

    1.1   Sale of COMPANY Stock........................................    1

    1.2   Purchase Price...............................................    1

    1.3   Other Companies..............................................    2

2.  DELIVERY OF STOCK..................................................    2

    2.1   Delivery of HDS Stock........................................    2

3.  BOARD OF DIRECTORS AND OFFICERS....................................    2

    3.1   Resignations.................................................    2

    3.2   Officers.....................................................    2

4.  PRE-CLOSING AND CLOSING............................................    3

    4.1   Pre-Closing..................................................    3

    4.2   Closing......................................................    3

    4.3   No Assurances................................................    3

5.  RREPRESENTATIONS AND WARRANTIES OF COMPANY AND
    STOCKHOLDERS.......................................................    4

(A) Representations and Warranties of COMPANY and
    STOCKHOLDERS.......................................................    4

    5.1   Due Organization.............................................    4

    5.2   Authority and Validity.......................................    4

    5.3   Capital Stock of the COMPANY.................................    5

    5.4   Transactions in Capital Stock................................    5

    5.5   No Bonus Shares..............................................    5

    5.6   Subsidiaries.................................................    5

    5.7   Predecessor Status; etc......................................    6

    5.8   Spin-off by the COMPANY......................................    6

    5.9   Financial Statements.........................................    6

    5.10  Liabilities and Obligations..................................    6

    5.11  Accounts and Notes Receivable................................    7

    5.12  Permits and Intangibles......................................    7

    5.13  Environmental Matters........................................    8

    5.14  Real and Personal Property...................................    9

    5.15  Significant Customers; Material Contracts and Commitments....    9

                                    -i-

                               TABLE OF CONTENTS

     5.16   Title to Real Property.......................................   10

     5.17   Insurance....................................................   10

     5.18   Compensation; Employment Agreements..........................   11

     5.19   Employee Plans...............................................   11

     5.20   Compliance with ERISA........................................   12

     5.21   Conformity with Law..........................................   14

     5.22   Taxes........................................................   15

     5.23   No Violations................................................   17

     5.24   Government Contracts.........................................   17

     5.25   Absence of Changes...........................................   17

     5.26   Deposit Accounts; Powers of Attorney.........................   19

     5.27   Relations with Governments...................................   19

(B)  Representations and Warranties of STOCKHOLDERS......................   19

     5.28   Authority; Validity; Ownership...............................   19

     5.29   Preemptive Rights............................................   20

     5.30   Intentionally omitted........................................   20

6.   REPRESENTATIONS OF HDS..............................................   20

     6.1    Due Organization.............................................   20

     6.2    HDS Stock....................................................   20

     6.3    Authority and Validity.......................................   21

     6.4    Capital Stock of HDS.........................................   21

     6.5    No Side Agreements...........................................   22

     6.6    Subsidiaries.................................................   22

     6.7    Business; Financial Information...............................  22

     6.8    Conformity with Law..........................................   22

     6.9    No Violations................................................   23

     6.10   Intentionally omitted........................................   23

     6.11   Disclosure...................................................   23

     6.12   Compensation; Employment Agreements..........................   23

     6.13   Employee Plans...............................................   23

     6.14   Absence of Changes...........................................   24

                               TABLE OF CONTENTS

7.   COVENANTS PRIOR TO CLOSING .........................................   25

     7.1    Access and Cooperation; Due Diligence........................   25

     7.2    Conduct of Business Pending Closing..........................   26

     7.3    Prohibited Activities........................................   27

     7.4    No Shop......................................................   28

     7.5    Notice to Bargaining Agents..................................   28

     7.6    Termination of Plans.........................................   28

     7.7    HDS Prohibited Activities....................................   28

     7.8    Notification of Certain Matters..............................   29

     7.9    Amendment of Schedules.......................................   30

     7.10   Cooperation in Preparation of Registration Statement.........   31

     7.11   Examination of Final Financial Statements....................   31

     7.12   Maintenance of Liquidity and Limitation of Debt..............   31

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF
     STOCKHOLDERS AND COMPANY............................................   32

     8.1    Representations and Warranties; Performance of Obligations...   32

     8.2    Satisfaction.................................................   32

     8.3    No Litigation................................................   33

     8.4    Stockholders' Release........................................   33

     8.5    Opinion of Counsel...........................................   33

     8.6    Director Indemnification.....................................   33

     8.7    Registration Statement.......................................   33

     8.8    Consents and Approvals.......................................   33

     8.9    Good Standing Certificates...................................   33

     8.10   No Waivers...................................................   34

     8.11   No Material Adverse Change...................................   34

     8.12   Employment Agreements........................................   34

     8.13   Consulting Agreements........................................   34

     8.14   Leases.......................................................   34

     8.15   IPO Closing..................................................   34

                               TABLE OF CONTENTS

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF HDS..........................   34

     9.1   Representations and Warranties; Performance of Obligations....   34

     9.2   No Litigation.................................................   35

     9.3   Financial Statements..........................................   35

     9.4   No Material Adverse Effect....................................   35

     9.5   STOCKHOLDERS' Release.........................................   35

     9.6   Satisfaction..................................................   35

     9.7   Termination of Related Party Agreements.......................   35

     9.8   Opinion of COMPANY Counsel....................................   35

     9.9   Consents and Approvals........................................   36

     9.10   Good Standing Certificates...................................   36

     9.11   Registration Statement.......................................   36

     9.12   Employment Agreements........................................   36

     9.13   Consulting Agreements........................................   36

     9.14   Leases.......................................................   36

     9.15   Repayment of Indebtedness....................................   36

     9.16   FIRPTA Certificate...........................................   36

     9.17   Insurance....................................................   37

     9.18   Nondisturbance Agreements....................................   37

     9.19   IPO Closing..................................................   37

10.  CLOSING COVENANTS AND SPECIAL TAX MATTERS...........................   37

     10.1   Intentionally omitted........................................   37

     10.2   Disclosure...................................................   37

     10.3   Cooperation in Tax Return Preparation........................   37

     10.4   Tax Return Preparation and Filing............................   38

     10.5   Tax Treatment of Transaction.................................   39

     10.6   Special Definitions Related to Tax Matters...................   39

     10.7   Directors....................................................   39

     10.8   Release from Guarantees......................................   40

     10.9   HDS Stock Options............................................   40

                               TABLE OF CONTENTS

11.  INDEMNIFICATION.....................................................   40

     11.1   General Indemnification by the STOCKHOLDERS..................   40

     11.2   Indemnification by HDS.......................................   41

     11.3   Third Person Claims..........................................   41

     11.4   Exclusive Remedy.............................................   43

     11.5   Limitations on Indemnification...............................   43

     11.6   Special Tax Indemnity Provisions.............................   44

     11.7   Special Contest Rights Related to Tax Matters................   46

     11.8   Special Notification Requirements Regarding Tax Disputes.....   47

     11.9   Refunds......................................................   47

     11.10  Optional Payment With Shares.................................   47

12.  TERMINATION OF AGREEMENT............................................   47

     12.1   Termination..................................................   47

     12.2   Liabilities in Event of Termination..........................   48

13.  NONCOMPETITION......................................................   48

     13.1   Prohibited Activities........................................   48

     13.2   Damages......................................................   49

     13.3   Reasonable Restraint.........................................   50

     13.4   Severability; Reformation....................................   50

     13.5   Independent Covenant.........................................   50

     13.6   Materiality..................................................   50

14.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION...........................   51

     14.1   STOCKHOLDERS.................................................   51

     14.2   HDS..........................................................   51

     14.3   Damages......................................................   52

     14.4   Survival.....................................................   52

15.  TRANSFER RESTRICTIONS...............................................   52

     15.1   Transfer Restrictions........................................   52

     15.2   Permitted Transferees........................................   53

16.  FEDERAL SECURITIES ACT REPRESENTATIONS..............................   53

     16.1   Compliance with Law..........................................   53

                               TABLE OF CONTENTS


     16.2   Accredited Investors; Economic Risk; Sophistication..........   53

17.  REGISTRATION RIGHTS.................................................   54

     17.1   Piggyback Registration Rights................................   54

     17.2   Demand Registration Rights...................................   55

     17.3   Registration Procedures......................................   56

     17.4   Underwriting Agreement.......................................   56

     17.5   HDS Stock....................................................   56

     17.6   Availability of Rule 144.....................................   56

     17.7   Survival.....................................................   56

18.  GENERAL.............................................................   56

     18.1   Cooperation..................................................   56

     18.2   Successors and Assigns.......................................   57

     18.3   Entire Agreement.............................................   57

     18.4   Counterparts.................................................   57

     18.5   Brokers and Agents...........................................   57

     18.6   Expenses.....................................................   57

     18.7   Notices......................................................   58

     18.8   Governing Law; Forum.........................................   59

     18.9   Survival of Representations and Warranties...................   59

     18.10  Exercise of Rights and Remedies..............................   59

     18.11  Time.........................................................   59

     18.12  Reformation and Severability.................................   59

     18.13  Construction.................................................   59

     18.14  Captions.....................................................   60

     18.15  Third-Party Beneficiaries....................................   60

                            SCHEDULES and ANNEXES


Annex I              -   Consideration to Founding Company Stockholders
Annex II             -   Stockholders and Stock Ownership of the COMPANY
Annex III            -   Stockholders and Stock Ownership of HDS
Annex IV             -   Certificate of Incorporation and Bylaws of HDS
Annex V              -   Form of Opinion of Howard, Rice, Nemerovski, Canady, Falk
                         & Rabkin, A Professional Corporation
Annex VI             -   Form of Opinion of COMPANY Counsel
Annex VII            -   Form of Director Indemnification Agreement
Annex VIII           -   Form of Employment Agreement
Annex IX             -   Form of Consulting Agreement
Annex X              -   Leases
Annex XI             -   Stockholder Release
Annex XII            -   Form of Nondisturbance Agreement
Schedule 5.1         -   Qualifications to Do Business
Schedule 5.3         -   Capital Stock of the COMPANY
Schedule 5.4         -   Transactions in Capital Stock; Options & Warrants to Acquire
                         Capital Stock
Schedule 5.5         -   Stock Issued Pursuant to Awards, Grants and Bonuses
Schedule 5.6         -   Subsidiaries
Schedule 5.7         -   Names of Predecessor Companies
Schedule 5.8         -   Sales or Spin-offs of Significant Assets
Schedule 5.9         -   Financial Statements
Schedule 5.10        -   Significant Liabilities and Obligations
Schedule 5.11        -   Accounts and Notes Receivable
Schedule 5.12        -   Licenses, Franchises, Permits and Other Governmental
                         Authorizations
Schedule 5.13        -   Environmental Matters
Schedule 5.14        -   Real Property, Leases and Significant Personal Property
Schedule 5.14A       -   Personal Items
Schedule 5.15        -   Significant Customers and Material Contracts
Schedule 5.17        -   Insurance Policies and Claims
Schedule 5.18        -   Officers, Directors and Key Employees, Employment
                         Agreements; Compensation
Schedule 5.19        -   Employee Benefit Plans
Schedule 5.20        -   Compliance with ERISA
Schedule 5.21        -   Violations of Law, Regulations or Orders
Schedule 5.22        -   Taxes
Schedule 5.23        -   Violations of Charter Documents and Material Defaults
Schedule 5.24        -   Governmental Contracts Subject to Price Redetermination or Renegotiation
Schedule 5.25        -   Changes Since Balance Sheet Date
Schedule 5.26        -   Bank Accounts; Powers of Attorney
Schedule 5.28        -   Encumbrances on the COMPANY Stock


Schedule 6.5         -   HDS Side Agreements
Schedule 6.6         -   HDS's Subsidiaries
Schedule 6.7         -   HDS's Financial Statements
Schedule 6.9         -    No Violations
Schedule 6.12        -   Officers, Directors and Key Employees; Compensation
Schedule 6.13        -   Employee Plans
Schedule 6.14        -   Changes
Schedule 7.2         -   Exceptions to Conducting Business in the Ordinary Course
                         between Balance Sheet Date and Closing Date
Schedule 7.3         -   Prohibited Activities
Schedule 7.6         -   Plans to be Terminated by the Pricing Date
Schedule 7.7         -   Exceptions to Restrictions on HDS
Schedule 8.12        -   Employment Agreements
Schedule 8.13        -   Consulting Agreements
Schedule 8.14        -   Leases
Schedule 9.7         -   Termination of Related Party Agreements
Schedule 9.18        -   Lienholders and Ground Lessors
Schedule 10.9        -   HDS Stock Options
Schedule 13.1        -   Prohibited Activities
Schedule 16.2        -   Non-Accredited Investors
Schedule 18.5        -   Brokers and Agents
Schedule 18.6        -   Estimated Fees

                              TABLE OF DEFINITIONS


Defined Term                                           Section
------------                                           -------
accredited investor                                    16.2
adjusted working capital                               7.12
Affiliate                                              10.6(a)
Agreement                                              Preamble
Balance Sheet Date                                     5.9
Cash Consideration                                     Annex I
Charter Documents                                      5.1
Closing                                                4.2
Closing Date                                           4.2
COBRA                                                  5.20(v)
Code                                                   Whereas
COMPANY                                                Preamble
COMPANY Affiliates                                     5.8
COMPANY Financial Statements                           5.9
COMPANY Stock                                          Whereas
Consulting Agreement                                   8.13
controlled group                                       5.20
Defined Benefit Plan                                   5.19(iv)
Demand Registration                                    17.2
Effective IPO Price                                    Annex I
Election Period                                        11.3(i)
Employment Agreement                                   8.12
Environmental Laws                                     5.13
ERISA                                                  5.19
Expiration Date                                        5(A)
Founding Companies                                     Whereas
Founding Stockholders                                  17.1
group health plans                                     5.20(v)
HDS                                                    Preamble
HDS Charter Documents                                  6.1
HDS Material Adverse Effect                            6.1
HDS Material Documents                                 6.9
HDS Stock                                              1.2
HDS's Subsidiaries                                     6.1
Howard Rice                                            4.1
Indemnification Threshold                              11.5(i)
Indemnified Party                                      11.3
Indemnifying Party                                     11.3
Interim Period                                         10.6(b)
IPO                                                    4.1
Leases                                                 8.14


DEFINED TERM                                          SECTION
------------                                          -------
Material Adverse Effect                                5.1
Material Contracts                                     5.15
Material Leases                                        5.14
Minimum IPO Price                                      Annex I
Net Tax Benefit                                        11.6 (iii)
multi-employer pension plan                            5.20
1933 Act                                               5(A)
1934 Act                                               5(A)
Nondisturbance Agreements                              9.18
Other Agreements                                       Whereas
Other Companies                                        Whereas
PBGC                                                   5.19(x)
Plans                                                  5.19
Post-Closing Period                                    10.6(d)
Pre-Closing                                            4.1
Pre-Closing Period                                     10.6(c)
Pricing Date                                           4.1
Purchase Price                                         Annex I
Recharacterization                                    11.6(iii)
Qualified Plans                                       5.19(iii)
Registration Statement                                 4.3
reportable events                                     5.20(iii)
SEC                                                    8.2
September 30, 1998 COMPANY Balance Sheet               5.9
significant customers                                  5.15
Stockholder Release                                    9.5
STOCKHOLDER Guarantee                                  10.8
STOCKHOLDERS                                           Preamble
Tax                                                    10.6(e)
Tax Data                                               10.3
Tax Documentation                                      10.3
Tax Returns                                            10.6(f)
Taxing Authority                                       10.6(g)
Territory                                              13.1(i)
Third Party Claim                                      11.3(i)
Third Person                                           11.3
to the knowledge of the COMPANY                        5.9
to the knowledge of HDS                                6.4
Transfer Taxes                                         17.6
Underwriters                                           4.3
Underwriting Agreement                                 8.7

                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of February 27, 1999, by and among HOSPITALITY DESIGN & SUPPLY, INC., a Delaware corporation ("HDS"), EAST BAY RESTAURANT SUPPLY, INC., a California corporation (the "COMPANY"), and the stockholders of the COMPANY listed on Annex II (the "STOCKHOLDERS"). The STOCKHOLDERS are all the stockholders of the COMPANY.

        WHEREAS, the STOCKHOLDERS own 4,500 shares of Class A Common Stock of the COMPANY ("COMPANY Stock") representing all of the outstanding stock of the COMPANY, and the STOCKHOLDERS wish to sell to HDS, and HDS wishes to purchase from the STOCKHOLDERS, such shares;

        WHEREAS, HDS is entering into other separate agreements (the "Other Agreements") substantially similar to this Agreement, each of which is entitled "Agreement and Plan of Reorganization," with each of the entities other than the Company listed in Part II of Annex I (collectively, the "Other Companies") in order to acquire additional companies in the commercial kitchen design and/or supply industry (the Other Companies, together with the COMPANY, are collectively referred to herein as the "Founding Companies"); and

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.   STOCK PURCHASE AND SALE.

     1.1   Sale of COMPANY Stock. On and subject to the terms and conditions of
           ---------------------
this Agreement, STOCKHOLDERS will sell, assign and transfer to HDS on the Closing Date the COMPANY Stock, free and clear of any liens or encumbrances or of any rights or claims of others, and HDS will purchase the COMPANY Stock and will pay as consideration therefore the purchase price in accordance with the terms of this Agreement and on the dates as provided in this Section 1.

     1.2   Purchase Price. The purchase price payable to each respective
           --------------
STOCKHOLDER for the COMPANY Stock being sold by him or her shall be (1) that number of shares of common stock of HDS ("HDS Stock"), and (2) the amount of cash, as set forth opposite each STOCKHOLDERS' name in Part I of Annex I hereto, such shares and cash to be subject to offsets and distributed to STOCKHOLDERS as provided in Part I of Annex I hereto.

        In addition, on the 90th day after the Closing Date, as defined in
Section 4.2 (on the first business day after such 90th day if such 90th day is not a business day), HDS shall pay to certain of the STOCKHOLDERS as additional consideration for their stock an amount equal to the excess of (x) net income from operations after income and franchise taxes of the COMPANY for the period beginning October 1, 1998 and ending on the day before the Closing Date with respect to such net income, over
(y) any distributions in respect of COMPANY Stock during such period other than those set forth on Schedule 5.14A, all determined in accordance with generally accepted accounting principles in a manner consistent with the COMPANY Financial Statements. One-third of such amount shall be paid to John Breznikar, one-third to Rodney and Mary Rossi and one-third to Louis Breznikar. If HDS and such STOCKHOLDERS do not agree on the amount to be so paid, such amount shall be conclusively determined by Arthur Andersen, LLP, and the STOCKHOLDERS and HDS each will bear one-half of the fees of Arthur Andersen, LLP, for making such determination.

        As of the Closing Date, HDS shall have no class of capital stock issued and outstanding which, as a class, shall have any rights or preferences senior to the shares of HDS Stock received by the STOCKHOLDERS, including, without limitation, any rights or preferences as to dividends or as to the assets of HDS upon liquidation or dissolution or as to voting rights, except for any series of Preferred Stock that will be converted into HDS Stock on the Closing Date.

     1.3   Other Companies. Part II to Annex I sets forth the aggregate
           ---------------
consideration into which shares of outstanding stock of each Founding Company will be converted on the Closing Date, or, if applicable, payable with respect to such shares of outstanding stock on the Closing Date, before offsets.

2.   DELIVERY OF STOCK.

     2.1   Delivery of HDS Stock. The STOCKHOLDERS shall deliver to HDS at Pre-
           ---------------------
Closing (as defined below in Section 4.1) the certificates representing COMPANY Stock, duly endorsed in blank by the STOCKHOLDERS, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the STOCKHOLDERS' expense, affixed and cancelled. The STOCKHOLDERS agree promptly to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock.

3.   BOARD OF DIRECTORS AND OFFICERS.

     3.1   Resignations.  At Pre-Closing, the COMPANY shall deliver to HDS
           ------------
resignations effective upon the Closing Date from the Board of Directors of the COMPANY of all directors, except that John Breznikar shall not so resign.

     3.2   Officers.  At the Pre-Closing, the COMPANY shall deliver to HDS
           --------
resignations effective upon the Closing Date from all officers of the COMPANY, except that John Breznikar shall not so resign from his office as President of the COMPANY.

4.   PRE-CLOSING AND CLOSING.

     4.1   Pre-Closing.  On the date (the "Pricing Date") on which the public
           -----------
offering price of the shares of HDS Stock in the initial public offering of HDS Stock (the "IPO") is determined, the parties shall deliver to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation ("Howard Rice") all documents necessary to effect (i) the delivery of the COMPANY Stock to HDS,
(ii) the delivery of shares of HDS Stock to STOCKHOLDERS (such delivery to Howard, Rice is herein referred to as the "Pre-Closing"); provided, that the actual purchase and sale of shares of COMPANY Stock and delivery of shares of HDS Stock shall not take place until the Closing Date as herein provided. The Pre-Closing shall take place at the offices of Howard, Rice at 3 Embarcadero Center, 7th Floor, San Francisco, California 94111.

     4.2   Closing. On the date when the closing with respect to the IPO occurs
           -------
(the "Closing Date"), the purchase and sale of the COMPANY Stock as provided herein shall be completed, and the delivery of shares of HDS Stock, and the transfer of funds by wire transfer in an amount equal to the cash portion of the consideration which the STOCKHOLDERS shall be entitled to receive, shall occur and be deemed to be completed (such consummation and delivery is herein referred to as the "Closing"). After the Pre-Closing and until the Closing Date, no party may withdraw, terminate or rescind any delivery made at the Pre-Closing unless this Agreement is terminated as provided in Section 12. All documents delivered at the Pre-Closing shall be held by Howard Rice for final delivery on the Closing Date as directed by the parties and their counsel at the Pre-Closing. Should the Agreement be terminated as provided in Section 12 prior to the Closing Date, Howard Rice shall return all documents delivered at the Pre-Closing to the parties who delivered the same and all such deliveries at the Pre-Closing will be rescinded and a nullity.

     4.3   No Assurances.  The COMPANY and the STOCKHOLDERS acknowledge and
           -------------
agree that (i) there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that any Registration Statement filed in connection with the IPO (the "Registration Statement") will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or will occur at all;
(ii) none of HDS its respective officers, directors, agents or representatives nor any prospective underwriters in the IPO (the "Underwriters") shall have any liability to the COMPANY, the STOCKHOLDERS or any other person affiliated or associated with the COMPANY for any failure of the Registration Statement to become effective, or of the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) the decision of the STOCKHOLDERS to enter into this Agreement, has been made independent of, and without reliance upon, any statements, opinions or other communications of, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to HDS or the prospective IPO. The Underwriters shall have no obligation to the STOCKHOLDERS with respect to any disclosure contained in the Registration Statement, except as may be otherwise provided in the Underwriting Agreement, a copy of which will be provided to the COMPANY.

5.   REPRESENTATIONS AND WARRANTIES OF COMPANY AND
     STOCKHOLDERS.

        (A)   Representations and Warranties of COMPANY and STOCKHOLDERS. The
              ----------------------------------------------------------
COMPANY and each of the STOCKHOLDERS jointly and severally represent and warrant that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement and, subject to Section 7.9 hereof, shall be true at the time of Pre-Closing and the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of two (2) years (the last day of such period is herein called the "Expiration Date"), except that (i) the warranties and representations set forth in Sections 5.13, 5.19 and 5.20 hereof shall survive until such date as the limitations period has run for each act, inaction, fact, event or circumstance which constitutes a breach thereof, which date shall be deemed to be the Expiration Date for Sections 5.13, 5.19 and 5.20, (ii) the warranties and representations set forth in Section 5.22 hereof shall survive until such date as the limitations period has run for all tax periods ended on or prior to the Closing Date, which date shall be deemed to be the Expiration Date for Section 5.22, and
(iii) solely for purposes of Section 11.1(iv) hereof, all warranties and representations shall survive until such date as the limitations period has run under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), and all other applicable Federal or state securities laws, which date shall be deemed to be the Expiration Date for purposes of Section 11.1(iv) hereof.

     5.1   Due Organization. The COMPANY is a corporation duly organized,
           ----------------
validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except
(i) as disclosed on Schedule 5.1 or (ii) where the cumulative effect of all failures to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the COMPANY (a "Material Adverse Effect"). Schedule 5.1 contains a list of all jurisdictions in which the COMPANY is authorized or qualified to do business. True, complete and correct copies of the Certificate (or Articles) of Incorporation and Bylaws, as amended, of the COMPANY (collectively, the "Charter Documents"), certified by the Secretary or Assistant Secretary of the COMPANY, are all attached hereto as part of Schedule 5.1. A true, complete and correct copy of the Certificate (or Articles) of Incorporation, as amended, included in the Charter Documents, certified by the Secretary of State or other appropriate authority of the state of incorporation of the COMPANY, as applicable, shall be delivered to HDS at the Pre-Closing. Except as set forth on Schedule 5.1, the minute books of the COMPANY, as heretofore made available to HDS, are correct and complete in all material respects.

     5.2   Authority and Validity. The representatives of the COMPANY
           ----------------------
executing this Agreement have the authority to enter into and bind the COMPANY to the terms of this Agreement and any other agreements contemplated by this Agreement to which the COMPANY is or is contemplated to be a party. The COMPANY has the full legal right, power and authority to enter into this Agreement, any other agreements contemplated by this Agreement, to which the COMPANY is or is contemplated to be a party. All corporate action necessary for the authorization, execution, delivery and performance by the COMPANY of the Agreement, and also any other agreements contemplated by this Agreement to which the COMPANY is or is contemplated to be a party, has been taken. Assuming due authorization, execution and delivery by HDS, this Agreement and any other agreements contemplated by this Agreement to which the COMPANY is or is contemplated to be a party are or will be legal, valid and binding obligations of the COMPANY, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     5.3   Capital Stock of the COMPANY. The authorized capital stock of the
           ----------------------------
COMPANY is as set forth in Schedule 5.3. All of the issued and outstanding shares of the capital stock of the COMPANY are owned by the STOCKHOLDERS and in the amounts set forth in Annex II and further, except as set forth on Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDERS and further, such shares were offered, issued, sold and delivered by the COMPANY in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

     5.4   Transactions in Capital Stock. Except as set forth on Schedule 5.4,
           -----------------------------
the COMPANY has not acquired any COMPANY Stock since January 1, 1993. Except as set forth on Schedule 5.4, no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY to issue any authorized but unissued capital stock. Except as set forth on Schedule 5.4, the COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Except as set forth on Schedule 5.4, there has been no transaction or action taken with respect to the equity ownership of the COMPANY, in contemplation of the transactions described in this Agreement.

     5.5   No Bonus Shares. Except as set forth in Schedule 5.5, since January 1
           ---------------
1995 none of the shares of COMPANY Stock was issued for less than the fair market value thereof at the time of issuance or was issued in exchange for consideration other than cash.

     5.6   Subsidiaries. Except as set forth in Schedule 5.6, the COMPANY does
           ------------
not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     5.7   Predecessor Status; etc.  Set forth in Schedule 5.7 is a listing
           -----------------------
of all names under which the COMPANY has done business during the last five years and all names under which all predecessor companies of the COMPANY, including any entities from whom the COMPANY previously acquired material assets, have done business during the last three years. Except as disclosed in
Schedule 5.7, the COMPANY has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

     5.8   Spin-off by the COMPANY.  Except as set forth on Schedule 5.8,
           -----------------------
there has not been any sale, spin-off or split-up of any material assets of the COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the COMPANY ("COMPANY Affiliates") other than in the ordinary course of business, within the preceding two years.

     5.9   Financial Statements. Attached hereto as Schedule 5.9 to this
           --------------------
Agreement are copies of the following financial statements (the "COMPANY Financial Statements") of the COMPANY: (i) the COMPANY's balance sheet as of September 30, 1998 and statements of income, cash flows and retained earnings for the twelve month period ended September 30, 1998 (such Balance Sheet as of September 30, 1998 is herein sometimes referred to as the "September 30, 1998 COMPANY Balance Sheet," and September 30, 1998 is herein sometimes referred to as the "Balance Sheet Date") and (ii) the COMPANY's balance sheets as of September 30, 1997 and 1996 and statements of income, cash flows and retained earnings for each of the years in the two-year period ended September 30, 1997. To the knowledge of the COMPANY, such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted). Such balance sheets as of September 30, 1998, 1997, and 1996 present fairly the financial position of the COMPANY as of the dates indicated thereon, and such Statements of Income, Cash Flows and Retained Earnings present fairly the results of their respective operations for the periods indicated thereon. (For purposes of this Agreement, "to the knowledge of the COMPANY" and similar phrases mean to the actual present knowledge of one or more of John Breznikar, Rodney Rossi and Louis Breznikar.)

     5.10  Liabilities and Obligations.  Schedule 5.10 is an accurate list with
           ---------------------------
respect to the COMPANY of all liabilities as of a date specified therein, which date shall not be more than thirty (30) days prior to the date of this Agreement. Schedule 5.10 shall be amended or supplemented pursuant to Section
7.9 to list (i) all liabilities which were incurred after such date and were incurred other than in the ordinary course of business or which exceed $10,000 if (and only if) such liabilities in each such case would either be accrued on the balance sheet of the COMPANY in accordance with generally accepted accounting principles consistently applied if such balance sheet were being prepared immediately prior to Closing or represent liabilities of the nature described in Section 5.13, Section 5.19, Section 5.20 and/or Section 5.22 (excluding items that would otherwise not need to be disclosed in Schedule 5.13, Schedule 5.19, Schedule 5.20 and/or Schedule 5.22 because of qualifiers in Sections 5.13, 5.19, 5.20 and/or 5.22, respectively, related to knowledge, materiality, Material Adverse Effect or dollar amounts); and (ii) all liabilities which were incurred after such date and were incurred other than in the ordinary course of business or which exceed $100,000 (in the aggregate) and are not otherwise described in the immediately preceding subclause (i).

        Any reference to "all liabilities" in this Section 5.10 shall mean, in each such instance, all liabilities of the COMPANY of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise. In the case of those liabilities which are contingent, Schedule 5.10 includes, and each amendment or supplement pursuant to Section 7.9 will include, a reasonable estimate of the maximum amount which may be payable. For each such contingent liability, the COMPANY has provided (or in the case of contingent liabilities listed in an amendment or supplement pursuant to Section 7.9, will provide) to HDS the following information:

        (a)  a summary description of the liability together with the following:

             (1)  copies of all relevant documentation relating thereto;

             (2)  amounts claimed and any other action or relief sought; and

             (3) name of claimant and all other parties to the claim, suit or proceeding;

        (b) the name of each court or agency before which such claim, suit or proceeding is pending; and

        (c)  the date such claim, suit or proceeding was instituted.

     5.11  Accounts and Notes Receivable.  Attached as Schedule 5.11 to this
           -----------------------------
Agreement is an accurate list of the accounts and notes receivable of the COMPANY as of the Balance Sheet Date, including any such amounts which are not reflected in the September 30, 1998 COMPANY Balance Sheet, and including receivables from and advances to employees and the STOCKHOLDERS. Except to the extent reflected on Schedule 5.11, such accounts and notes are collectible in the amount to be shown in the September 30, 1998 COMPANY Balance Sheet, net of reserves reflected therein.

     5.12  Permits and Intangibles.  The COMPANY holds all licenses, franchises,
           -----------------------
permits and other governmental authorizations including permits, titles (including motor vehicle titles and current registrations), licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights, the absence of which, either singly or in the aggregate, would have a Material Adverse Effect. Schedule 5.12 is an accurate list and summary description of all such licenses, franchises, permits and other governmental authorizations, provided that, with respect to copyrights, Schedule
5.12 may include only those copyrights which are registered. To the knowledge of the COMPANY, the licenses, franchises, permits and other governmental authorizations listed on Schedule 5.12 are valid, and the COMPANY has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any such permits, licenses, orders, approvals, variances, rules and regulations except where all such non-compliances and violations in the aggregate would not have a Material Adverse Effect. Except as specifically provided in Schedule 5.12, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of (except to the extent such would not have a Material Adverse Effect, either individually or in the aggregate), or have a Material Adverse Effect upon the rights and benefits afforded to the COMPANY by, such licenses, franchises, permits or government authorizations, either singly or in the aggregate.

     5.13  Environmental Matters.  Except as set forth on Schedule 5.13, and
           ---------------------
except to the extent that noncompliance with any Environmental Law (as defined below), either singly or in the aggregate, does not have a Material Adverse Effect, (i) the COMPANY has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to protection of the air, water or land or to the generation, storage, use, handling, transportation, treatment or disposal of Solid Wastes, Hazardous Wastes or Hazardous Substances (as such terms are defined in any applicable Environmental Law); (ii) the COMPANY has obtained and complied with all necessary permits and other approvals necessary to treat, transport, store, dispose of or otherwise handle Solid Wastes, Hazardous Wastes or Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by the COMPANY where Solid Wastes, Hazardous Wastes or Hazardous Substances have been treated, stored, used, disposed of or otherwise handled;
(iii) there have been no releases (as defined in Environmental Laws) at, from, under, in or on any property owned or operated by the COMPANY except as permitted by Environmental Laws; (iv) to the knowledge of the COMPANY there is no on-site or off-site location to which the COMPANY has transported or disposed of Solid Wastes, Hazardous Wastes or Hazardous Substances or arranged for the transportation of Solid Wastes, Hazardous Wastes or Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the COMPANY or HDS for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) the COMPANY has no contingent liability in connection with any release of any Solid Waste, Hazardous Waste or Hazardous Substance into the environment. Schedule 5.13 lists all releases of Hazardous Wastes or Hazardous Substances by the COMPANY which were not in compliance with Environmental Laws.

     5.14  Real and Personal Property. Schedule 5.14 hereto contains an accurate
           --------------------------
list of (x) all real and personal property included on the September 30, 1998 COMPANY Balance Sheet, (y) all other real and personal property of the COMPANY with a value in excess of $2,500 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet, and (z) all leases for real and personal property to which the COMPANY is a party involving real or personal property having an individual value in excess of $2,500 ("Material Leases"), including true, complete and correct copies of all Material Leases, and including an indication as to which real and personal property is currently owned, or was formerly owned, by the STOCKHOLDERS or business or personal affiliates of the COMPANY or the STOCKHOLDERS. All machinery and equipment of the COMPANY listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted, except (i) as disclosed in Schedule 5.14 or (ii) where the cumulative effect of all failures to be in good working order and condition would not have a Material Adverse Effect. All Material Leases are in full force and effect and constitute valid and binding agreements of the COMPANY and to the knowledge of the COMPANY, constitute valid and binding agreements on the other parties thereto (and their successors) in accordance with their respective terms. All fixed assets used by the COMPANY that are material to the operation of their respective businesses are either owned by the COMPANY or leased under an agreement set forth on Schedule 5.14. Schedule 5.14 contains true, complete and correct copies of all title reports received or owned by the COMPANY and title insurance policies received or owned by the COMPANY with respect to the real property listed on Schedule 5.14. The COMPANY has also provided in Schedule 5.14 a summary description of all plans or projects that involve the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing businesses, with respect to which the COMPANY has made any expenditure in the two-year period prior to the date of the Agreement in excess of $25,000, or which if pursued by the COMPANY would require additional expenditures of capital in excess of $25,000. Except as set forth on Schedule
5.14 and except for liens excepted in Section 7.3(vi)(1) and (3), there are no liens against the COMPANY's real and personal properties. Schedule 5.14A contains a list of items which may have been acquired by the COMPANY but shall be transferred to the STOCKHOLDERS prior to the Closing.

     5.15  Significant Customers; Material Contracts and Commitments. Schedule
           ---------------------------------------------------------
5.15 contains an accurate list of (i) all customers representing five percent (5%) or more of the COMPANY's revenues for the twelve months ended on the Balance Sheet Date or who have paid to the COMPANY $50,000 or more over any four consecutive fiscal quarters in the year ended on the Balance Sheet Date (collectively, "significant customers") and (ii) all contracts, indentures and other instruments requiring payment or performance by the COMPANY in an amount or with a value in excess of $10,000 ("Material Contracts") to which the COMPANY is a party or by which the COMPANY or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, leases, liens, pledges or other security agreements) (a) as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date and in each case has delivered true, complete and correct copies of such agreements to HDS, except that leases set forth on Schedule 5.14 need not be set forth on Schedule 5.15. Except to the extent set forth on
Schedule 5.15, (i) none of the COMPANY's significant customers has cancelled or substantially reduced or, to the knowledge of the COMPANY, is currently attempting or threatening to cancel any Material Contract or substantially reduce utilization of the services provided by the COMPANY, and (ii) no Stockholder or any affiliate of any Stockholder is a party to any such Material Contract. Except as set forth in Schedule 5.15, the COMPANY has not been the subject of any election in respect of union representation of employees and are not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. Except as set forth on Schedule 5.15, no employees of the COMPANY are represented by any labor union or covered by any collective bargaining agreement and no campaign to establish such representation has ever occurred or, to the knowledge of the COMPANY, is in progress. There is no pending or, to the COMPANY's knowledge, threatened labor dispute involving the COMPANY and any group of its employees, nor has the COMPANY experienced any labor interruptions over the past three years, and the COMPANY considers its relationship with its respective employees to be good.

     5.16  Title to Real Property. The COMPANY has good and insurable title to
           ----------------------
 the real property owned and used in its business, including those reflected on
Schedule 5.14, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

           (i) liens set forth on Schedules 5.10 and 5.15 securing specified liabilities (with respect to which no material default exists);

           (ii) liens for current taxes not yet payable and assessments not in default;
           (iii) easements for utilities serving the property only; and

           (iv) easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerk in which the properties, assets and leasehold estates are located which do not adversely affect the current use of the property.

     5.17  Insurance. Schedule 5.17 sets forth an accurate list of all insurance
           ---------
policies carried by the COMPANY. Except as set forth on Schedule 5.17, the Company has delivered to HDS an accurate list (attached to Schedule 5.17) of all insurance loss runs or worker's compensation claims received for the past three policy years. The Company has provided HDS with true, complete and correct copies of all policies currently in effect. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date. No insurance carried by the COMPANY has ever been cancelled by the insurance company, and the COMPANY has never submitted a written application for insurance and been denied coverage.

     5.18  Compensation; Employment Agreements. Schedule 5.18 sets forth an
           -----------------------------------
accurate schedule showing all officers, directors and key employees of the COMPANY listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The COMPANY has provided to HDS true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18. Since the Balance Sheet Date there have been, other than in the ordinary course of business, no increases in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the COMPANY to any officer, director, stockholder, employee, consultant or agent, except as listed on Schedule 5.18.

     5.19   Employee Plans. Schedule 5.19 sets forth complete and accurate lists
            --------------
of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by the COMPANY, or to which the COMPANY currently contributes, or has an obligation to contribute in the future (including, without limitation, benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with a classification of employees covered thereby (collectively, the "Plans"). Schedule 5.19 also sets forth all of the employee pension plans, within the meaning of Section 3(2) of ERISA, and nonqualified deferred compensation arrangements that have been terminated within the past six years. The COMPANY has heretofore delivered to HDS correct and complete copies of each of the following:

           (i) each Plan and all amendments thereto; the trust agreement and/or insurance contracts, if any, forming a part of such Plan and all amendments thereto; and the resolutions and agreements, if any by which the COMPANY adopted such Plan;

           (ii) all written, and descriptions of all oral, employment, termination, and severance agreements, contracts, arrangements and understandings listed in Schedule 5.19;

           (iii) sample benefit distribution forms that pertain to all Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code;

           (iv) the most recent actuarial report and the most recent executed Form PBGC-1 with respect to each Plan that is a defined benefit pension plan as defined in Section 414(j) of the Code (a "Defined Benefit Plan");

           (v) Forms 5500 or, as applicable Forms 5500-C/R, filed with respect to the three most recent plan years of each Plan, and all schedules thereto;

           (vi) the most recent determination letter issued by the Internal Revenue Service regarding the qualified status of each Qualified Plan;

           (vii) the most recent accountant's report, if any, with respect to each Plan;

           (viii) the most recent summary plan description, and any subsequent summaries of material modifications, with respect to each Plan;

           (ix)   the bond required by Section 412 of ERISA, if any; and

           (x) all documents required to be filed with the Internal Revenue Service, the Pension Benefit Guaranty Corporation (the "PBGC"), or distributed to participants and beneficiaries in connection with the termination of any Qualified Plan listed on Schedule 5.19 as terminated.

     5.20  Compliance with ERISA.  Except for the Plans, the COMPANY does not
           ---------------------
maintain or sponsor, and is not a contributing employer to, a pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan, employee welfare benefit plan, or any other arrangement with their respective employees, whether or not subject to ERISA. All Plans are in compliance in all material respects with all applicable provisions of ERISA and the regulations issued thereunder, the Code and the regulations issued thereunder, as well as with all other applicable laws, and have been administered, operated and managed in all material respects in accordance with their governing documents, if any. All Qualified Plans are qualified under
Section 401(a) of the Code and have been determined by the Internal Revenue Service to be so qualified or application for determination letters have been timely submitted to the Internal Revenue Service and nothing has occurred since the date of each Qualified Plan's most recent determination letter that would adversely affect such Qualified Plan's tax-qualified status. To the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within one hundred twenty (120) days after the Closing Date. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or tax returns) have been timely filed or distributed. None of: (i) the STOCKHOLDERS; (ii) any Plan; or
(iii) the COMPANY has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and
Section 302(1) of ERISA; and no circumstances exist pursuant to which the COMPANY could have any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the PBGC under Title IV of ERISA or to the Internal

Revenue Service for any excise tax or penalty with respect to any plan now or hereafter maintained or contributed to by the COMPANY or any member of a "controlled group" (as defined in Section 4001(a)(14) of ERISA) that includes the COMPANY; and neither the COMPANY nor any member of a "controlled group" (as defined above) that includes the COMPANY currently has (or at the Closing Date will have) any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan. Further, except as set forth in Schedule 5.20:

           (i) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without a determination by the Internal Revenue Service that such action does not adversely affect the tax-qualified status of such Qualified Plan;

           (ii) no Plan which is subject to the provisions of Title IV of ERISA has been terminated;

           (iii) there have been no "reportable events" (as defined in Section 4043 of ERISA) with respect to any Plan which were not properly reported;

           (iv) the valuation of assets of any Qualified Plan, as of the Closing Date, shall equal or exceed the actuarial present value of all accrued pension benefits under any such Qualified Plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated Defined Benefit Plans;

           (v) with respect to Plans which qualify as "group health plans" under Section 4980B of the Internal Revenue Code and Section 607(l) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), the COMPANY has complied (and on the Closing Date will have complied) in all respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and the COMPANY has not incurred (and will not incur) any direct or indirect liability and is not (and will not be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the COMPANY, at any time prior to the Closing Date, to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against the COMPANY or the STOCKHOLDERS with respect to such group health plans;

           (vi) the COMPANY is not now nor has it been within the past six years a member of a "controlled group" as defined in ERISA Section 4001(a)(14);

           (vii) there is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding, and to the knowledge of the COMPANY, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, audit or any governmental or other proceeding, audit or investigation with respect to any Plan, or with respect to any fiduciary, administrator, or sponsor thereof (in their capacities as such), or any party in interest thereof;

           (viii) the Financial Statements as of the Balance Sheet Date reflect the approximate total pension, medical and other benefit expense for all Plans, and no material funding changes or irregularities are reflected thereon which would cause such Financial Statements to be not representative of prior periods;

           (ix) the COMPANY has not incurred liability under Section 4062 of ERISA;

           (x)    each Qualified Plan that is listed as terminated on Schedule
5.19 was terminated in compliance with all applicable requirements of ERISA and the Code;

           (xi)   except for any Qualified Plan that is categorized on
Schedule 5.19 as having been merged with another Qualified Plan, no Qualified Plan of the COMPANY has been merged during the six years immediately before the Closing Date;

           (xii) each Qualified Plan that is categorized on Schedule 5.19 as having been merged was merged in compliance with all applicable requirements of ERISA and the Code;

           (xiii) apart from health benefits provided to former employees under Section 4980B of the Code and Part 6 of Title I(B) of ERISA, the COMPANY has no obligation to provide health or medical benefits to anyone other than its active employees;

           (xiv) the COMPANY does not sponsor, contribute to, or have any obligation to contribute to any voluntary employees beneficiary association, as described in Section 501(c)(9) of the Code; and

           (xv) except as set forth in Schedule 5.19, the consummation of the transactions contemplated hereby will not result in any obligation to pay any employee of the COMPANY severance or termination benefits so long as such employee remains employed by the COMPANY after the Closing.

     5.21  Conformity with Law.  Except to the extent set forth on Schedule
           -------------------
5.21, the COMPANY is not in violation of any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them which (either singly or in the aggregate) would have a Material Adverse Effect; and except to the extent set forth in Schedule 5.10, there are no claims, actions, suits or proceedings pending or, to the knowledge of the COMPANY, threatened, against or affecting the COMPANY, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them which (either singly or in the aggregate) would have a Material Adverse Effect, and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received by the COMPANY. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which (either singly or in the aggregate) would have a Material Adverse Effect.

     5.22  Taxes.  Except as set forth in Schedule 5.22,
           -----
           (i) All Tax Returns (as defined in Section 10.6(f)) required to have been filed by or with respect to the COMPANY with any Taxing Authority (as defined in Section 10.6(g)) have been duly filed, and each such Tax Return accurately, correctly and completely reflects the income, franchise or other Tax liability and all other information, including the tax basis and recovery periods for assets, required to be reported thereon. The COMPANY has furnished or made available to HDS complete and accurate copies of all income and franchise tax returns, and any amendments thereto, filed by the COMPANY for all taxable years ending on or after December 31, 1995. All Taxes (whether or not shown on any Tax Return and whether or not assessed) required to have been paid by the COMPANY have been paid. No Tax payment has been made by the COMPANY to any Taxing Authority which is inconsistent with the prior practice of the COMPANY, and no Tax payment has been made by the COMPANY which is in excess of that which is in good faith determined to be due and owing at the time of such payment.

           (ii) The COMPANY is not and has not since January 1, 1995 been a member of any affiliated, combined, consolidated, unitary or similar group.

           (iii) The provisions for Taxes due by the COMPANY (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the COMPANY Financial Statements are sufficient for, and adequate to cover, all unpaid Taxes accrued as of the respective dates of the COMPANY Financial Statements.

           (iv) The COMPANY is not a party to any current agreement extending the time within which to file any Tax Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which the COMPANY does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

           (v) The COMPANY has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

           (vi) To the best of its knowledge, the COMPANY does not expect any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to the COMPANY. No issues have been raised in any examination by any Taxing Authority with respect to the COMPANY which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 5.22 attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to the COMPANY for all taxable periods ended on or after December 31, 1995, indicates those Tax Returns, if any, that have been audited, and indicates those Tax Returns that currently are the subject of audit. The COMPANY has delivered to HDS complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the COMPANY since December 31, 1995.

           (vii) The COMPANY has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

           (viii) The COMPANY has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could require it to make any payments, that would not be deductible by reason of the application of Section 280G of the Code.

           (ix) The COMPANY is not a party to and has no ongoing liability under any Tax allocation or sharing agreement.

           (x) None of the assets of the COMPANY constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. The COMPANY is not a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

           (xi) The COMPANY is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

           (xii) There are no accounting method changes of the COMPANY that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date.

           (xiii) The COMPANY has not received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

           (xiv) The COMPANY has substantial authority for the treatment of, or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns, all positions taken on its relevant federal income Tax Returns that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

           (xv) The COMPANY does not have any liability for Taxes of any Person other than the COMPANY (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

           (xvi) No consent has been filed relating to the COMPANY pursuant to Section 341(f) of the Code, nor has the COMPANY made any tax election that would materially increase the amount of Taxes payable by the COMPANY, as compared to the amount of Taxes that would be payable in the absence of such tax election, in any Post-Closing Period (as defined in Section 10.6(d)).

           (xvii)  Intentionally omitted.

           (xviii) The fair market value of the sum of (i) all dividends paid and distributions made on or after January 1, 1998 and through the Closing Date in respect of COMPANY Stock and (ii) all consideration paid by the COMPANY on or after January 1, 1998 and through the Closing Date in connection with all direct and indirect redemptions, purchases and other acquisitions of COMPANY Stock is no greater than zero.

           Certain of the defined terms used in this Section 5.22 have the meaning ascribed to them in Section 10.

     5.23  No Violations.  Except as set forth in Schedule 5.23, neither the
           -------------
COMPANY nor, to the knowledge of the COMPANY, any other party thereto is (i) in violation of any Charter Document or (ii) in default under any Material Lease or Material Contract; and, except as set forth in the schedules and documents attached to this Agreement, (a) the transactions contemplated hereby will not have a Material Adverse Effect on the rights and benefits of the COMPANY under the Material Leases and Material Contracts, either singly or in the aggregate, and (b) except as set forth on Schedule 5.23, the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation or breach or constitute a default under any of the terms or provisions of the Charter Documents, Material Leases, Material Contracts, any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to COMPANY. Except as set forth in Schedule 5.23, none of the Material Leases or Material Contracts requires notice to, or the consent or approval of, any third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, nor does this Agreement or any of the transactions contemplated hereby give rise to any right to termination, cancellation or acceleration or loss of any right or benefit under any Material Lease or Material Contract.

     5.24  Government Contracts.  Except as set forth on Schedule 5.24, the
           --------------------
COMPANY is not now a party to any governmental contracts subject to price redetermination or renegotiation.

     5.25  Absence of Changes.  Since September 30, 1998, except as set forth on
           ------------------
Schedule 5.25, there has not been with respect to the COMPANY:

           (i) any event or circumstance (either singly or in the aggregate) which would constitute a Material Adverse Effect;

           (ii) any change in its authorized capital, or securities outstanding, or ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

           (iii) any declaration or payment of any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

           (iv) any increase of more than five percent (5%) in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by it to any of its respective officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees (other than the STOCKHOLDERS) in accordance with past practice;

           (v) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character that would have a Material Adverse Effect;

           (vi) any distribution, sale or transfer, or any agreement to sell or transfer any material assets, property or rights of its business to any person, including, without limitation, the STOCKHOLDERS and their affiliates, other than distributions, sales or transfers in the ordinary course of business to persons other than the STOCKHOLDERS and their affiliates;

           (vii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to it, including without limitation any indebtedness or obligation of any STOCKHOLDERS or any affiliate thereof, provided that it may
                                                         --------
negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such
                                           --------  -------
adjustments shall not be deemed to be included in Schedule 5.11 unless specifically listed thereon;

           (viii) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

           (ix) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire any property, rights or assets outside of the ordinary course of business;

           (x) any waiver of any of its rights or claims which would have a Material Adverse Effect;

            (xi) any transaction by it outside the ordinary course of its business; or

           (xii)  any cancellation or termination of a Material Contract.

     5.26  Deposit Accounts; Powers of Attorney. The COMPANY has delivered to
           ------------------------------------
HDS an accurate schedule (Schedule 5.26) as of the date of the Agreement, of:

             (i) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

            (ii)  the names in which the accounts or boxes are held;

           (iii)  the type of account and account number; and

            (iv) the name of each person authorized to draw thereon or have access thereto.

        Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and a description of the terms of such power.

     5.27  Relations with Governments.  The COMPANY has not made, offered or
           --------------------------
agreed to offer anything of value to any governmental official, political party or candidate for government office which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

       (B) Representations and Warranties of STOCKHOLDERS.  Each STOCKHOLDER
           ----------------------------------------------
severally represents and warrants that the representations and warranties set forth in this Section 5(B) are true as of the date of this Agreement and, subject to Section 7.9 hereof, shall be true at the time of Pre-Closing and on the Closing Date, and that such representations and warranties survive the Closing Date until the Expiration Date.

     5.28  Authority; Validity; Ownership.  Such STOCKHOLDER has the full legal
           ------------------------------
right, power and authority to enter into this Agreement and any other agreements contemplated by this Agreement to which such STOCKHOLDER is or is contemplated to be a party. Assuming due authorization, execution and delivery by HDS, this Agreement and any other agreements contemplated by this Agreement to which such STOCKHOLDER is or is contemplated to be a party are or will be legal, valid and binding obligations of each STOCKHOLDER, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally. Such STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY Stock identified on Annex II as being owned by such STOCKHOLDER, and, except as set forth on
Schedule 5.28 hereto, such COMPANY Stock is owned free and clear of all liens, encumbrances and claims of every kind. Upon the consummation of the purchase contemplated hereby,

HDS shall acquire from the STOCKHOLDERS record and beneficial ownership of the COMPANY Stock, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever, except such as have been created by HDS to take effect upon its acquisition of the COMPANY Stock.

     5.29  Preemptive Rights.  Such STOCKHOLDER does not have, or hereby
           -----------------
waives, any preemptive or other right to acquire shares of COMPANY Stock or HDS Stock that such STOCKHOLDER has or may have had, other than rights of any STOCKHOLDER to acquire HDS Stock pursuant to (i) this Agreement or (ii) any option granted by HDS.

     5.30  Intentionally omitted.
           ---------------------

6.  REPRESENTATIONS OF HDS.

        HDS represents and warrants that (i) all of the following representations and warranties are true at the date of this Agreement and shall be true at the time of Pre-Closing and the Closing Date and that such representations and warranties shall survive the Closing Date until the Expiration Date and (ii) solely for purposes of Section 11.2(iv) hereof, and solely to the extent that in connection with the IPO the STOCKHOLDERS actually incur liability under the 1933 Act, the 1934 Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period.

     6.1   Due Organization.  HDS and each of the subsidiaries of HDS ("HDS's
           ----------------
Subsidiaries") set forth in Schedule 6.7 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except for where the cumulative effect of all failures to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, properties, assets or condition (financial or otherwise), of HDS and HDS's Subsidiaries, taken as a whole (an "HDS Material Adverse Effect"). True, complete and correct copies of the Certificate of Incorporation and the Bylaws, each as amended, of HDS and HDS's Subsidiaries (collectively, the "HDS Charter Documents"), certified by the Secretary or an Assistant Secretary of HDS, are attached hereto as Annex IV. A true, complete and correct copy of the Certificate of Incorporation, each as amended, of HDS and each of HDS's Subsidiaries, certified by the Secretary of State of the State of Delaware, shall be delivered at the Pre-Closing.

     6.2   HDS Stock.  The HDS Stock to be delivered to the STOCKHOLDERS on the
           ---------
Closing Date shall constitute valid and legally issued shares of HDS, fully paid and nonassessable, and except as set forth in this Agreement, will be owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind created by, through or under HDS, and will be legally equivalent in all respects to the HDS Stock issued and outstanding as of the date hereof. The shares of HDS Stock to be issued to the STOCKHOLDERS pursuant to this Agreement will not be registered under the 1933 Act.

     6.3   Authority and Validity.  The representatives of HDS executing this
           ----------------------
Agreement and any other agreements contemplated by this Agreement have the corporate authority to enter into and bind HDS to the terms of this Agreement and any other agreements contemplated by this Agreement to which HDS is or is contemplated to be a party. HDS has the full legal right, power and authority to enter into this Agreement, any other agreements contemplated by this Agreement to which HDS is or is contemplated to be a party. All corporate action necessary for the authorization, execution, delivery and performance by HDS of this Agreement, and also any other agreements contemplated by this Agreement to which HDS is contemplated to be a party, has been taken. Assuming due authorization, execution and delivery by the COMPANY and the STOCKHOLDERS, as applicable, this Agreement and any other agreements contemplated by this Agreement to which HDS is or is contemplated to be a party are or will be legal, valid and binding obligations of HDS, enforceable against HDS, in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     6.4   Capital Stock of HDS.  Immediately prior to the Closing, the
           --------------------
authorized capital stock of HDS will be as set forth in Schedule 6.4. All of the issued and outstanding shares of HDS are owned beneficially and of record by the persons set forth on Annex III. All issued and outstanding shares of HDS stock are duly authorized, validly issued, fully paid and nonassessable. There are no obligations of HDS to repurchase, redeem or otherwise acquire any shares of HDS stock. Except as described in the Registration Statement, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which HDS or any of its subsidiaries are a party or by which they are bound obligating HDS or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of HDS or any of its subsidiaries or obligating HDS or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the knowledge of HDS, as of the Closing Date, none of the STOCKHOLDERS set forth on Annex III will be a party to or subject to any voting trust, proxy or other agreement or understanding with respect to the shares of capital stock of HDS owned by such STOCKHOLDER. (For purposes of this Agreement, "to the knowledge of HDS" and similar phrases mean to the actual present knowledge of a person listed on
Schedule 6.12.) All of the shares of HDS Stock to be issued to the STOCKHOLDERS in accordance herewith will be duly authorized, validly issued, fully paid and nonassessable. All of the shares of HDS Stock issued to persons set forth on Annex III and, based on the representations of STOCKHOLDERS contained in this Agreement, to STOCKHOLDERS pursuant to this Agreement, were or will be offered, issued, sold and delivered by HDS in compliance with all applicable state and federal laws concerning the issuance of securities and none of such shares were or will be issued in violation of the preemptive rights of any past or present stockholder. On the Closing Date the capitalization of HDS will be as set forth in the Registration Statement.


     6.5   No Side Agreements. Except as set forth in Schedule 6.5, HDS has not
           ------------------
entered into any material agreement with any of the Founding Companies or any of the stockholders of the Founding Companies or any affiliates of such Founding Companies or stockholders other than the Other Agreements and the agreements contemplated by each of the Other Agreements, including the employment agreements referred to therein. HDS has made available to the COMPANY copies of all material agreements entered into between (i) HDS and its affiliates and (ii) HDS and the Founding Companies or any stockholders of the Founding Companies. Further, HDS will make available to the COMPANY copies of any of the foregoing agreements entered into between the date hereof and the Closing Date promptly after such agreements are entered into.

     6.6   Subsidiaries. Except for those companies set forth on Schedule 6.6,
           ------------
HDS does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. HDS is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     6.7   Business; Financial Information.  HDS has not conducted any
           -------------------------------
business since the date of its inception, except in connection with this Agreement, the Other Agreements and the contemplated IPO of HDS Stock. HDS was formed in 1998, and has historical financial statements only for the partial years ended December 31, 1998. Attached hereto as Schedule 6.7 are HDS's financial statements for such partial year. Such HDS financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of HDS as of the dates indicated thereon, and such financial statements present fairly the results of HDS's operations for the periods indicated thereon. HDS has no material liabilities, accrued or contingent, other than those incurred in connection with this Agreement, the Other Agreements and the agreements contemplated thereby, the agreements to be filed as exhibits to the Registration Statement, and the contemplated IPO of HDS Stock.

     6.8   Conformity with Law.  HDS (including HDS's Subsidiaries) is not in
           -------------------
violation of any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which (either singly or in the aggregate) would have an HDS Material Adverse Effect. There are no claims, actions, suits or proceedings, pending or, to the knowledge of HDS (including HDS's Subsidiaries), threatened, against or affecting HDS (including HDS's Subsidiaries), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by HDS or any of HDS's Subsidiaries. HDS (including HDS's Subsidiaries) has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which would have an HDS Material Adverse Effect.

     6.9   No Violations.  HDS (including HDS's Subsidiaries) is not (i) in
           -------------
violation of any HDS Charter Document or (ii) in default under any material lease, instrument, agreement, license, or permit to which it is a party or by which its properties are bound (the "HDS Material Documents"); and, except as set forth in the Registration Statement, (a) the rights and benefits of HDS (including HDS's Subsidiaries) under the HDS Material Documents will not be materially and adversely affected by the transactions contemplated hereby and
(b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation or breach or constitute a default under any of the terms or provisions of the HDS Material Documents, the HDS Charter Documents, any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to HDS or any of HDS's Subsidiaries. Except as set forth in Schedule 6.9, none of the HDS Material Documents requires notice to, or the consent or approval of, any third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, nor does this Agreement or any of the transactions contemplated hereby give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. The minute books of HDS and each of HDS's subsidiaries as heretofore made available to the COMPANY are true and correct.

     6.10  Intentionally omitted.
           ---------------------

     6.11  Disclosure.  To the best of HDS's knowledge, none of the
           ----------
information in the Registration Statement or any schedule or exhibit thereto (other than information concerning the Company or any Stockholder furnished thereby), taken as a whole, contains or will contain any untrue statement or omit to state a material fact necessary in order to make the statements made not misleading.

     6.12  Compensation; Employment Agreements.  Schedule 6.12 sets forth an
           -----------------------------------
accurate schedule showing all officers, directors and key employees of HDS listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of the date hereof. HDS has provided to the COMPANY true, complete and correct copies of any employment agreements for persons listed on Schedule 6.12.

     6.13  Employee Plans.  Schedule 6.13 sets forth complete and accurate
           --------------
lists of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(2), (1), (2), (37) and (40), respectively, of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by HDS, or to which HDS currently contributes, or has an obligation to contribute in the future (including, without limitation, benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with a classification of employees covered thereby (collectively, the "Plans"). Schedule 6.13 also sets forth all of the employee pension plans, within the meaning of Section 3(2) of ERISA, and nonqualified deferred compensation arrangements that have been terminated within the past six years. HDS has heretofore delivered to the COMPANY correct and complete copies of each of the following:

           (i) each Plan and all amendments thereto; the trust agreement and/or insurance contracts, if any, forming a part of such Plan and all amendments thereto; and the resolutions and agreements, if any by which HDS adopted such Plan;

           (ii) all written, and descriptions of all oral, employment, termination, and severance agreements, contracts, arrangements and understandings listed in Schedule 5.19;

           (iii) sample benefit distribution forms that pertain to all Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code;

           (iv) the most recent actuarial report and the most recent executed Form PBGC-1 with respect to each Plan that is a defined benefit pension plan as defined in Section 414(j) of the Code (a "Defined Benefit Plan");

           (v) Forms 5500 or, as applicable Forms 5500-C/R, filed with respect to the three most recent plan years of each Plan, and all schedules thereto;

           (vi) the most recent determination letter issued by the Internal Revenue Service regarding the qualified status of each Qualified Plan;

           (vii) the most recent accountant's report, if any, with respect to each Plan;
           (viii) the most recent summary plan description, and any subsequent summaries of material modifications, with respect to each Plan;

           (ix)   the bond required by Section 412 of ERISA, if any; and

           (x) all documents required to be filed with the Internal Revenue Service, the Pension Benefit Guaranty Corporation (the "PBGC"), or distributed to participants and beneficiaries in connection with the termination of any Qualified Plan listed on Schedule 6.13 as terminated.

     6.14  Absence of Changes.  Since December 31, 1998, except as set forth
           ------------------
in the Registration Statement or Schedule 6.14, and except for the execution and implementation of this Agreement and the Other Agreements, there has not been with respect to HDS:

           (i) any event or circumstance (either singly or in the aggregate) which would constitute any HDS Material Adverse Effect;

           (ii) any change in its authorized capital, or securities outstanding, or ownership interests or any grant of any options, warrants, calls, conversion rights or commitments, excluding any grant of options covering not more than five percent (5%) of the fully-diluted shares of HDS Stock outstanding on December 31, 1998, including shares issuable upon exercise of options granted and conversion of preferred stock outstanding on December 31, 1998;

           (iii) any declaration or payment of any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

           (iv) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights; or

           (v) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire any property, rights or assets outside of the ordinary course of business.

7.   COVENANTS PRIOR TO CLOSING.

     7.1  Access and Cooperation; Due Diligence.
         -------------------------------------

            (i) Provided that each of the Other Agreements has a provision which is substantively substantially the same as this Section 7.1(i), between the date of this Agreement and the Closing Date: (i) the COMPANY will afford to the officers and authorized representatives of HDS access to all of the COMPANY's key employees, sites, properties, books and records and will furnish HDS with such additional financial and operating data and other information as to the business and properties of the COMPANY as HDS may from time to time reasonably request; (ii) the COMPANY will cooperate with HDS, its representatives, auditors and counsel in the preparation of any documents or other material which may be required by this Agreement; and (iii) the COMPANY shall provide reasonable access to the COMPANY's key employees, books, records and other financial data to all Other Companies and their representatives, auditors and counsel; provided that, the COMPANY will not be required to
                      -------- ----
disclose competitively-sensitive information to such Other Companies. HDS, the STOCKHOLDERS and the COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Companies as confidential in accordance with the provisions of Section 14 hereof and will not use such information for any purpose other than for the evaluation of the transactions contemplated by this Agreement. In addition, HDS will cause each of the Other Companies to enter into a provision similar to this Section 7.1 requiring each such Other Company to keep confidential any information obtained by such Other Company and to not use such information for any purpose other than for the evaluation of the transactions contemplated by the applicable Other Agreement. All Other Companies shall be third-party beneficiaries with respect to the covenant of the COMPANY and the STOCKHOLDERS restricting the use of information received by the COMPANY and such STOCKHOLDERS, and the COMPANY shall be a third-party beneficiary with respect to the covenant of the Other Companies restricting the use of COMPANY information received by such Other Companies.

           (ii) Between the date of this Agreement and the Closing Date, HDS will afford to the officers and authorized representatives of the COMPANY access to all of HDS's (including HDS's Subsidiaries') sites, properties, books and records and will furnish the COMPANY with such additional financial and operating data and other information as to the business and properties of HDS (including HDS's Subsidiaries) as the COMPANY may from time to time reasonably request. HDS will cooperate with the COMPANY, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required by this Agreement. The COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof.

     7.2  Conduct of Business Pending Closing.  Between the date of this
          -----------------------------------
Agreement and the Closing Date, the COMPANY will, except as set forth in
Schedule 7.2:

           (i) carry on its business in substantially the same manner as it has heretofore, maintain inventory at levels substantially equivalent to those maintained during the 12 months ended December 31, 1998, and not introduce any material new method of management, operation or accounting;

           (ii) maintain its properties, facilities, equipment and other assets, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

           (iii) perform all of its material obligations under agreements to which it is a party relating to or affecting its assets, properties or rights;

           (iv) subject to Section 7.6, keep in full force and effect present insurance policies or other comparable insurance coverage;

           (v) use best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationships with suppliers, customers and others having business relations with it;

           (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities applicable to the COMPANY; and

           (vii) maintain compliance with all present debt and lease instruments and not enter into new or amended debt or lease instruments involving payments by the COMPANY over $50,000 (individually or in the aggregate), without the knowledge and consent of HDS (which consent shall not be unreasonably delayed or withheld).

     7.3  Prohibited Activities.  Except as disclosed in Schedule 7.3, between
          ---------------------
the date of this Agreement and the Closing Date, the COMPANY will not without the prior written consent of HDS:

           (i)   make any change in its Articles of Incorporation or Bylaws;

           (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed on Schedule 5.4;

           (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

           (iv) enter into any contract (including any contract to provide services to customers) or commitment or incur or agree to incur any liability or make any capital expenditures, except if (x) it is in the ordinary course of business (consistent with past practice) or (y) when aggregated with all other such contracts, commitments, liabilities and capital expenditures not in the normal course of business consistent with past practice, it involves an amount not in excess of $35,000;

           (v) increase the compensation payable or to become payable to any officer, director, STOCKHOLDER, employee or agent, or make any bonus or management fee payment to any such person, except (x) bonuses to employees (other than the STOCKHOLDERS or their affiliates) consistent with past practice and (y) increases in salaries and commission rates payable to employees (other than to STOCKHOLDERS and their affiliates), provided that neither the salary nor any commission rate payable to any employee may increase to more than one hundred five percent (105%) of such employee's current salary or such commission rate, whichever is applicable;

           (vi) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 necessary or desirable for the conduct of the business of the COMPANY,
(2) liens set forth on Schedule 5.14 hereto, (3) liens for taxes either not yet due or materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business or (4) liens in connection with contracts or expenditures described in (x) or (y) of Section 7.3(iv) above;

           (vii) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business;

           (viii) negotiate for the acquisition of any business or the start-up of any new business;

           (ix) merge or consolidate or agree to merge or consolidate with or into any other corporation;

           (x)    waive any material rights or claims of the COMPANY, provided
                                                                      --------
that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided,
                                                                   --------
further, that such adjustments shall not be deemed to be included in Schedule
-------
5.11 unless specifically listed thereon;

           (xi) commit a material breach or, other than in the ordinary course of business, amend or terminate any Material Contract, or material permit, license or other right of the COMPANY, or make or terminate any election involving Taxes which would in any way adversely affect the Tax liability of the COMPANY (or HDS following the Closing) in any taxable period; or

           (xii) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

     7.4  No Shop.  None of the STOCKHOLDERS, the COMPANY or any agent, officer,
          -------
director or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly: (i) solicit or initiate, either directly or indirectly, the submission of proposals or offers from any person for, (ii) participate in any discussions pertaining to or (iii) furnish any information to any person other than HDS or the Founding Companies relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the COMPANY or a merger, consolidation or business combination of the COMPANY.

     7.5  Notice to Bargaining Agents.  Prior to the Closing Date, the COMPANY
          ---------------------------
shall satisfy any requirement for notice of the transactions contemplated by this

Agreement under applicable collective bargaining agreements, and shall provide HDS with proof that any required notice has been sent.

     7.6  Termination of Plans.  Prior to the Pricing Date, the COMPANY shall
          --------------------
terminate all Plans listed on Schedule 7.6.

     7.7  HDS Prohibited Activities.  Between the date of this Agreement and the
          -------------------------
Closing Date, except as set forth on Schedule 7.7, HDS will not:

            (i) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

            (ii) make any changes in its Certificate of Incorporation or Bylaws other than one or more amendments to the Certificate of Incorporation to accomplish a split or reverse split of the HDS Stock (provided that in the event of any such split or reverse split, the number of shares of HDS Stock to be delivered to the STOCKHOLDERS, and to the stockholders of the Other Companies, and also the Minimum IPO Price, all as set forth on Annex I, will be adjusted accordingly) or to increase the authorized Capital Stock of HDS to an amount not to exceed 40 million shares of common stock and 5 million shares of preferred stock;

           (iii) hire or appoint any officer or director or increase the compensation payable or to become payable to any officer or director;

           (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to HDS and the HDS Subsidiaries; or

          (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 necessary or desirable for the conduct of the business of HDS or (2) liens for taxes either not yet due or materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business.

      7.8  Notification of Certain Matters.  The STOCKHOLDERS and the COMPANY,
           -------------------------------
to the extent it comes to their attention, shall give prompt notice to HDS (and deliver to HDS copies of relevant communications from third parties) of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the COMPANY or the STOCKHOLDERS contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of any STOCKHOLDER or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. HDS, to the extent it comes to its attention, shall give prompt notice to the COMPANY (and deliver to the COMPANY copies of relevant communications from third parties) of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of HDS contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of HDS to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.8 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.9, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      7.9  Amendment of Schedules.  Each party hereto agrees that, with
     ----------------------
respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Pre-Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that supplements and amendments to Schedules
           -------- -------
5.10, 5.11 and 5.14 shall only have to be delivered at the Pre-Closing
Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business, and further provided that Schedule 5.10 need not be updated with respect to items described in the parenthetical phrase in the second sentence of Section 5.10. In the event that the COMPANY amends or supplements a Schedule pursuant to this Section 7.9 in any material respect, and HDS does not consent (which consent shall not be unreasonably withheld) to the effectiveness of such amendment or supplement at or before the Pre-Closing, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that HDS amends or supplements a Schedule pursuant to this Section 7.9 in any material respect and a majority of the Founding Companies do not consent (which consent shall not be unreasonably withheld) to the effectiveness of such amendment or supplement at or before the Pre-Closing, this Agreement shall be deemed terminated by mutual consent as set forth in
Section 12.1(i) hereof. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.9. In the event that one of the Other Companies amends or supplements a Schedule pursuant to Section 7.9 of one of the Other Agreements in any material respect, HDS shall give the COMPANY notice promptly after it has knowledge thereof. If HDS and a majority of the Founding Companies, excluding such Other Company, do not consent (which consent shall not be unreasonably withheld) to the effectiveness of such amendment or supplement, at or before the Pre-Closing, this Agreement shall be deemed terminated by mutual consent as set forth in
Section 12.1(i) hereof. For purposes of this Section 7.9, HDS shall be deemed to have given its consent to the effectiveness of any amendment or supplement to a
Schedule if HDS does not notify the COMPANY of its disapproval within 48 hours after

HDS is notified of such amendment or supplement, and the COMPANY and each Other Company shall be deemed to have given its consent to the effectiveness of any amendment or supplement to a Schedule if the COMPANY or such Other Company, as applicable, does not notify HDS of its disapproval within 48 hours after the COMPANY or such Other Company, as applicable, is notified of such amendment or supplement. Except as otherwise provided herein, no amendment of or supplement to a Schedule shall be made after the Pre-Closing.

     7.10  Cooperation in Preparation of Registration Statement.  The COMPANY
           ----------------------------------------------------
and STOCKHOLDERS shall furnish or cause to be furnished to HDS and the Underwriters all of the information concerning the COMPANY or the STOCKHOLDERS reasonably requested by HDS and the Underwriters, and will cooperate with HDS and the Underwriters in the preparation of the Registration Statement and the prospectus included therein (including audited financial statements prepared in accordance with generally accepted accounting principles). The COMPANY and the STOCKHOLDERS agree promptly to advise HDS if at any time during the period in which a prospectus relating to the offering is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the COMPANY or the STOCKHOLDERS becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. Any such information provided to HDS in writing before the Pre-Closing shall be deemed to constitute an amendment to the Schedules pursuant to Section 7.9.

     7.11  Examination of Final Financial Statements.  To the extent that
           -----------------------------------------
financial statements of the COMPANY for any quarter subsequent to the Balance Sheet Date are required to be included in the Registration Statement, the COMPANY shall provide, and HDS shall have had sufficient time to review, the unaudited balance sheet and statements of income, cash flows and retained earnings of the COMPANY as of the end of such quarter, disclosing no material adverse change in the financial condition or results of operations of the COMPANY, except as otherwise disclosed pursuant to Section 7.9. Such financial statements, which shall be deemed to be Financial Statements (as described in Section 5.9), shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). To the extent such Financial Statements shall be included or reflected in the Registration Statement, any events or circumstances reflected therein which might constitute a Material Adverse Effect with respect to the COMPANY shall be deemed to have been waived by HDS and HDS shall have no rights in respect of such Material Adverse Effect.

     7.12  Maintenance of Liquidity and Limitation of Debt.  The COMPANY
      -----------------------------------------------
agrees that, as of the Closing Date, the COMPANY will have (i) adjusted working capital (defined for purposes of this Agreement as cash plus receivables net of receivables reserves less short-term liabilities, excluding the short-term portion of long-term debt) which is no more negative than a negative $315,000 and (ii) adjusted long-term liabilities (defined for this purpose as long-term liabilities plus the short-term portion of long-term debt) not exceeding $1,110,000, provided that adjusted working capital shall not be positively increased by any Net Tax Benefit or increased or decreased by any receivable or short term liability used in the computation of Net Tax Benefit. As used in the preceding sentence, the terms "cash," "receivables," "receivables reserves," "short-term liabilities," "short-term portion of long-term debt," "long-term liabilities" and "short-term portion of long-term debt" all will have the same meaning as in generally accepted accounting principles, as applied in the preparation of the COMPANY Financial Statements, provided that "short-term liabilities" shall include, but are not limited to, any Taxes imposed on the COMPANY by any Taxing Authority which are not yet paid as of the Closing Date in respect of (x) the taxable period commencing October 1, 1997 and ending September 30, 1998, and (y) the short taxable period commencing October 1, 1998 and ending on the Closing Date. Notwithstanding the foregoing, as used in the first sentence of this Section 7.12, "short term liabilities" shall not include Taxes attributable to any restatement of inventory after the Closing Date.

8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND COMPANY.

           The obligations of STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Pricing Date are subject to the satisfaction or waiver on or prior to the Pricing Date of all of the following conditions except
Section 8.15. The obligations of the STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the conditions set forth in Sections 8.1, 8.3, 8.7, 8.11 and Section 8.15.

      8.1  Representations and Warranties; Performance of Obligations.  All
           ----------------------------------------------------------
representations and warranties of HDS contained in Section 6 shall be true and correct in all material respects as of the Pricing Date and the Closing Date with the same effect as though such representations and warranties had been made as of that date; each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by HDS on or before the Pricing Date and the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Pricing Date and the Closing Date signed by the President or any Vice President of HDS and certified, to his or her knowledge, by the Secretary or Assistant Secretary of HDS shall have been delivered to the STOCKHOLDERS.

      8.2  Satisfaction.  All actions, proceedings, instruments and documents
           ------------
required to carry out this Agreement or incidental hereto and all other related legal matters shall be satisfactory to the STOCKHOLDERS, the COMPANY and their respective counsel. The STOCKHOLDERS and the COMPANY shall be satisfied that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplement thereto, shall not contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the condition contained in this sentence shall be deemed satisfied
--------
if (i) HDS shall have made available to the COMPANY copies of the draft (or changed pages of such draft) of the Registration Statement prior to the initial filing with the Securities and Exchange Commission (the "SEC"), each amendment thereto prior to the effectiveness thereof with the SEC and of any amendment or supplement thereto after the effectiveness thereof (including any prospectus filed pursuant to Rule 424 under the 1933 Act) and (ii) the COMPANY or STOCKHOLDERS shall have failed to inform HDS in writing prior to the filing or the effectiveness thereof, as the case may be, of the existence of an untrue statement of a material fact or the omission of such a statement of a material fact or other matter with which they are not satisfied; provided however, that
                                                        -------- -------
for the period commencing 72 hours prior to any such filing or effectiveness, HDS can make such draft or changed pages available by facsimile.

     8.3  No Litigation.  No action or proceeding before a court or any other
          -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby or the offering and sale by HDS of HDS Stock pursuant to the Registration Statement and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which the management of the COMPANY deems it inadvisable to proceed with the transactions hereunder.

     8.4  Stockholders' Release.  Each stockholder of HDS immediately prior to
          ---------------------
the Closing Date who is an officer or director of HDS shall have delivered to the COMPANY an instrument dated the Closing Date releasing HDS from any and all claims of such stockholder against HDS and obligations of HDS to such stockholder other than obligations arising in connection with this Agreement, the Other Agreements, any employment agreements between such stockholder and HDS, any options to purchase HDS Stock granted by HDS to such stockholder and any right to the issuance of the shares of HDS Stock set forth in Annex III hereto.

     8.5  Opinion of Counsel.  The COMPANY shall have received an opinion from
          ------------------
counsel for HDS, dated the Closing Date, in the form annexed hereto as Annex V.

     8.6  Director Indemnification.  HDS shall have obtained directors and
          ------------------------
officers liability insurance from a reputable insurance company in type and amount as is customary for companies similarly situated, and HDS shall have entered into an indemnification agreement with each STOCKHOLDER, if any, who will become a director of HDS, such indemnification agreement to be substantially in the form attached as Annex VII.

     8.7  Registration Statement.  The underwriters named in the Registration
          ----------------------
Statement shall have agreed to acquire on a firm commitment basis such shares of HDS Stock, subject to the conditions set forth in an underwriting agreement (the "Underwriting Agreement"), on terms such that the Effective IPO Price (as defined in Annex I) is equal to or greater than the Minimum IPO Price (as defined in Annex I).

     8.8  Consents and Approvals.  All necessary consents of and filings with
          ----------------------
any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made, no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby, and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which the COMPANY deems it inadvisable to proceed with the transactions hereunder.

     8.9  Good Standing Certificates.  HDS shall have delivered to the COMPANY a
          --------------------------
certificate, dated as of a date no later than ten days prior to the Pricing Date, duly issued by the Delaware Secretary of State and the Secretary of State of each state in which HDS is authorized to do business, showing that HDS is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for HDS, for all periods prior to the Closing, have been filed and paid.

     8.10  No Waivers.  HDS shall not have waived any closing condition under
           ----------
any Other Agreement, unless such condition does not constitute a Material Adverse Effect (as defined in such Other Agreement) on the Other Company party to such Other Agreement.

     8.11  No Material Adverse Change.  No event or circumstance shall have
           --------------------------
occurred which would constitute an HDS Material Adverse Effect; and the COMPANY shall have received a certificate signed by HDS dated the Pricing Date to such effect.

     8.12  Employment Agreements.  Each of the persons listed on Schedule 8.12
           ---------------------
shall have entered into an employment agreement with HDS substantially in the form of Annex VIII (each an "Employment Agreement").

     8.13  Consulting Agreements.  Each of the persons listed on Schedule 8.13
           ---------------------
shall have entered into a consulting agreement with HDS substantially in the form of Annex IX (each a "Consulting Agreement").

     8.14  Leases.  Each of the persons and entities listed on Schedule 8.14
           ------
shall have entered into leases with HDS substantially in the forms attached as Annex X (collectively the "Leases").

     8.15  IPO Closing.  The closing with respect to the IPO shall have
           -----------
occurred.

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF HDS.

           The obligations of HDS with respect to actions to be taken on the Pricing Date are subject to the satisfaction or waiver on or prior to the Pricing Date of all of the following conditions except Section 9.19. The obligations of HDS with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the conditions set forth in Sections 9.1, 9.2, 9.3, 9.4, 9.11 and 9.19.

     9.1  Representations and Warranties; Performance of Obligations.  All the
          ----------------------------------------------------------
representations and warranties of the STOCKHOLDERS and the COMPANY contained in this Agreement shall be true and correct in all material respects as of the Pricing Date and the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDERS and the COMPANY on or before the Pricing Date or the Closing Date, as the case may be, shall have been duly performed or complied with in all material respects; and the STOCKHOLDERS shall have delivered to HDS a certificate dated the Pricing Date and the Closing Date signed by them and certified, to his or her knowledge, by the Secretary or Assistant Secretary of the COMPANY to such effect.

     9.2  No Litigation.  No action or proceeding before a court or any other
          -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby or the offering and sale by HDS of HDS Stock pursuant to the Registration Statement, and no governmental agency or body shall have taken any other action or made any request of HDS as a result of which the management of HDS deems it inadvisable to proceed with the transactions hereunder.

     9.3  Financial Statements.  Prior to the Closing Date, HDS shall have had
          --------------------
sufficient time to review consolidated balance sheets of the COMPANY for the fiscal quarters beginning after December 31, 1998, and the unaudited consolidated statement of income, cash flows and retained earnings of the COMPANY for the fiscal quarters beginning after December 31, 1998, and the same shall not disclose any change in the financial condition of the COMPANY or the results of its operations from the COMPANY financial statements as of the Balance Sheet Date which constitutes a Material Adverse Effect.

     9.4  No Material Adverse Effect.  No event or circumstance shall have
          --------------------------
occurred which would constitute a Material Adverse Effect; and HDS shall have received a certificate signed by and to the knowledge of the STOCKHOLDERS dated the Pricing Date to such effect.

     9.5  STOCKHOLDERS' Release.  The STOCKHOLDERS shall have delivered to HDS
          ---------------------
immediately prior to the Pricing Date an instrument substantially in the form of Annex XI (each a "Stockholder Release") dated the Pricing Date releasing the COMPANY from any and all claims of the STOCKHOLDERS against the COMPANY and obligations of the COMPANY to the STOCKHOLDERS, except for (i) items specifically identified in the Stockholder Release, (ii) continuing obligations to the STOCKHOLDERS relating to their employment by the COMPANY and (iii) indemnity and contribution obligations of the COMPANY or its successors to an officer or director of the COMPANY prior to the Closing.

     9.6  Satisfaction.  All actions, proceedings, instruments and documents
          ------------
required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to HDS.

     9.7  Termination of Related Party Agreements.  All existing agreements
          ---------------------------------------
between the COMPANY and the STOCKHOLDERS or business or personal affiliates of the COMPANY or the STOCKHOLDERS, other than those set forth on Schedule 9.7, shall have been cancelled.

     9.8  Opinion of COMPANY Counsel.  HDS shall have received an opinion from
          --------------------------
counsel to the COMPANY and the STOCKHOLDERS, dated the Pricing Date, substantially in the form annexed hereto as Annex VI, and the Underwriters shall have received a copy of the same opinion addressed to them. Such counsel shall be Greene, Radovsky, Maloney & Share LLP or such other counsel as shall have been approved by HDS, such approval not to be unreasonably delayed or withheld.

     9.9  Consents and Approvals.  All necessary consents of and filings with
          ----------------------
any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; the COMPANY shall have obtained and delivered to HDS such additional consents to the transactions contemplated hereby as HDS may reasonably request, including, without limitation, HDS's receipt on or prior to the Pricing Date of (a) consents of third parties to those Material Contracts and Material Leases listed on Schedule 5.23 pursuant to the last sentence of Section 5.23 and (b) those licenses, franchises, permits or governmental authorizations set forth on
Schedule 5.12 pursuant to the last sentence of Section 5.12, or assurances reasonably acceptable to it that such consents, licenses, franchises, permits or governmental authorizations will be received on the Closing Date or that the failure to receive such consents, licenses, franchises, permits or governmental authorizations on the Closing Date will not adversely affect its ability to conduct the business of the COMPANY as conducted prior to the Closing Date; no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby; and no governmental agency or body shall have taken any other action or made any request of HDS as a result of which HDS deems it inadvisable to proceed with the transactions hereunder.

     9.10  Good Standing Certificates.  The COMPANY shall have delivered to
           --------------------------
HDS a certificate, dated as of a date no later than ten days prior to the Pricing Date, duly issued by the appropriate governmental authority in the COMPANY's state of incorporation and in each state in which the COMPANY is authorized to do business, showing the COMPANY is validly existing, and where applicable, in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes due by the COMPANY for all periods prior to the Pre-Closing have been filed and paid.

     9.11  Registration Statement.  The Registration Statement shall have been
           ----------------------
declared effective by the SEC.

     9.12  Employment Agreements.  Each of the persons listed on Schedule 8.12
           ---------------------
shall have entered into an Employment Agreement with HDS.

     9.13  Consulting Agreements.  Each of the STOCKHOLDERS listed on Schedule
           ---------------------
8.13 shall have entered into a Consulting Agreement with HDS.

     9.14  Leases.  Each of the persons and entities listed in Schedule 8.14
           ------
shall have entered into all applicable Leases.

     9.15  Repayment of Indebtedness.  Prior to the Closing Date, the
           -------------------------
STOCKHOLDERS shall have repaid the COMPANY in full all amounts owing by the STOCKHOLDERS to the COMPANY.

     9.16  FIRPTA Certificate.  The COMPANY and each STOCKHOLDER shall have
           ------------------
delivered to HDS a certificate to the effect that the COMPANY or such STOCKHOLDER, as applicable, is not a "foreign person" pursuant to Section 1.144 5-2(b) of the Treasury regulations.

     9.17  Insurance.  HDS shall be designated as an additional named insured
           ---------
on all of the COMPANY's insurance policies.

     9.18  Nondisturbance Agreements.  Each of the lienholders and/or ground
           -------------------------
lessors listed in Schedule 9.18 shall have entered into nondisturbance agreements with HDS substantially in the form of Annex XII (collectively the "Nondisturbance Agreements").

     9.19  IPO Closing.  The closing with respect to the IPO shall have
           -----------
occurred.

10.  CLOSING COVENANTS AND SPECIAL TAX MATTERS.

     10.1  Intentionally omitted.
           ---------------------

     10.2  Disclosure.  If, subsequent to the Pricing Date and prior to the
           ----------
25th day after the date of the final prospectus of HDS utilized in connection with the IPO, the COMPANY or the STOCKHOLDERS become aware of any fact or circumstance which would change (or, if after the Closing Date, would have changed) a representation or warranty of COMPANY or STOCKHOLDERS in this Agreement or would affect any document delivered pursuant hereto in any material respect, the COMPANY and the STOCKHOLDERS shall promptly give notice of such fact or circumstance to HDS. Until the Closing, HDS will keep copies of the schedules to the Other Agreements, including but not limited to financial statements included as schedules, available for inspection by COMPANY and its counsel at the San Francisco office of Howard Rice.

     10.3  Cooperation in Tax Return Preparation.  Each party hereto shall at
           -------------------------------------
its own expense cooperate with each other and make available to each other such Tax data and other information as may be reasonably required in connection with
(i) the preparation or filing of any Tax Return, election, consent or certification, or any claim for refund, (ii) any determinations of liability for Taxes, or (iii) an audit, examination or other proceeding with respect to Taxes ("Tax Data"). Such cooperation shall include, without limitation, making their respective employees and independent auditors reasonably available on a mutually convenient basis for all reasonable purposes, including, without limitation, to provide explanations and background information and to permit the copying of books, records, schedules, workpapers, notices, revenue agent reports, settlement or closing agreements and other documents containing the Tax Data ("Tax Documentation"). The Tax Data and the Tax Documentation shall be retained until one year after the expiration of all applicable statutes of limitations (including extensions thereof); provided, however, that in the event an audit, examination,
          --------  ------
investigation or other proceeding has been instituted prior to the expiration of an applicable statute of limitations, the Tax Data and Tax Documentation relating thereto shall be retained until there is a final determination thereof (and the time for any appeal has expired).

     10.4  Tax Return Preparation and Filing.
           ---------------------------------

              (i) HDS will be responsible for preparing and filing (or causing the preparation and filing of) all income Tax Returns with respect to HDS or the COMPANY for any taxable period beginning after the Closing Date. The parties hereto acknowledge that the Closing Date shall be the last day of a taxable period of the COMPANY pursuant to Code Section 381 and the regulations promulgated thereunder.

              (ii) STOCKHOLDERS will be responsible for preparing and filing (or causing the preparation and filing of) all income Tax Returns with respect to the COMPANY for any taxable period ending on or before the Closing Date, but shall be reimbursed by HDS for reasonable legal and accounting fees incurred thereby. HDS and the STOCKHOLDERS shall (a) with respect to such income Tax Returns, determine the income, gain, expenses, losses, deductions, and credits of the COMPANY in a manner consistent with prior practice and in a manner that apportions such income, gain, expenses, loss, deductions and credits equitably from period to period and (b) prepare such Tax Returns in a manner consistent with prior years, in each case as determined in the good faith judgment of the preparer of such returns; provided, however, that in all events such Tax Returns
                          --------  -------
shall be prepared in a manner consistent with applicable laws. Notwithstanding the foregoing, STOCKHOLDERS shall not prepare or file any Tax Return or amended Tax Return without the reasonable involvement, consent or instructions of HDS regarding (i) Tax Returns for any period beginning on or after October 1, 1998 and (ii) any restatement of inventory for any taxable period. HDS shall provide the cash necessary to pay any Taxes shown to be due on such Tax Returns filed after the Closing Date and imposed on the COMPANY by any Taxing Authority in respect of any taxable period commencing on or after October 1, 1997, but without prejudice to the right of HDS to seek indemnification for such Taxes from the STOCKHOLDERS under Section 11.6, if applicable.

              (iii) In order to appropriately apportion any Taxes relating to a taxable period that includes (but that would not, but for this section, close on) the Closing Date, the parties hereto will, to the extent permitted by applicable law, elect with the relevant taxing authority to treat for all purposes the Closing Date as the last day of a taxable period of the COMPANY, and such taxable period shall be treated as a Pre-Closing Period (as defined in Section 10.6(c)) for purposes of this Agreement. In any case where applicable law does not permit the COMPANY to treat the Closing Date as the last day of a taxable period, then for purposes of this Agreement, the portion of each such Tax that is attributable to the operations of the COMPANY for such Interim Period shall be (i) in the case of a Tax that is not based on income or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period portion of such Interim Period, and the denominator of which is the total number of days in such Interim Period, and (ii) in the case of a Tax that is based on income or gross receipts, the Tax that would be due with respect to the Interim Period, if such Interim Period constituted an entire taxable period.

      10.5  Tax Treatment of Transaction.  Each of the parties agrees for tax
            ----------------------------
purposes to treat the purchase by HDS of the stock of the COMPANY pursuant to this Agreement as an acquisition of stock of the COMPANY by HDS in a taxable transaction.

     10.6  Special Definitions Related to Tax Matters.  For all purposes of this
           ------------------------------------------
Agreement related to any Tax matters (including Section 5.22):

           (a) "Affiliate" of a person or entity shall mean a person or entity that that directly or indirectly controls, is controlled by or is under common control with that person or entity.

           (b) "Interim Period" shall mean any taxable period commencing prior to the Closing Date and ending after the Closing Date.

           (c) "Pre-Closing Period" shall mean (i) any taxable period that begins before the Closing Date and ends on or before the Closing Date and
     (ii) the portion of any Interim Period through and including the Closing Date.

           (d) "Post-Closing Period" means any taxable period that begins after the Closing Date, and, with respect to any Interim Period, the portion of such Interim Period commencing immediately after the Closing Date.

           (e) "Tax" means any federal, state, local, or foreign income, gross receipts, ad valorem, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A), customs duties, capital stock, net worth, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, workers compensation, alternative or add-on minimum, estimated, or other tax of any kind whatsoever imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, including any interest, penalty, or addition thereto, without regard to whether such tax is disputed or not or arose before, on or after the Closing Date.

           (f) "Tax Returns" means all reports, elections, declarations, claims for refund, estimates, information statements and returns (including any schedules and attachments thereto) relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any federal, state, local or foreign government taxing authority.

           (g) "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction, having or purporting to have jurisdiction with respect to any Tax.

     10.7  Directors.  The persons named in the Registration Statement shall be
           ---------
appointed as directors of HDS on or before the Closing Date.

     10.8  Release from Guarantees.  HDS shall use its best efforts to have the
           -----------------------
STOCKHOLDERS released from any and all guarantees of any obligations of the COMPANY that they personally guaranteed for the benefit of the COMPANY ("STOCKHOLDER Guarantees") with all such guarantees of indebtedness being assumed by HDS.

     10.9  HDS Stock Options.  HDS shall prior to the Closing Date adopt an
           -----------------
employee stock option plan providing for the grant of options to employees of HDS as described in the Registration Statement. HDS shall grant stock options to former employees of the COMPANY under such plan (i) having an exercise price equal to or less than the Effective IPO Price and (ii) having an aggregate exercise price equal to $1,125,000. In granting options under such plan to former employees of the COMPANY, the Board of Directors of HDS or the committee administering such plan, as the case may be, shall follow the recommendations from John Breznikar set forth in Schedule 10.9 as to the employees to receive such options and the relative size of the awards to the respective employees.

11.  INDEMNIFICATION.

           The STOCKHOLDERS and HDS each make the following covenants that are applicable to them, respectively:

     11.1  General Indemnification by the STOCKHOLDERS.  The STOCKHOLDERS
           -------------------------------------------
covenant and agree that they, jointly and severally (except with respect to Sections 5.28-5.29, which shall be several), will indemnify, defend, protect and hold harmless HDS and the COMPANY, at all times from and after the date of this Agreement until the Expiration Date as defined in Section 5 above, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by HDS and the COMPANY as a result of or arising from (i) any breach of the representations and warranties of the STOCKHOLDERS or the COMPANY set forth herein or on the schedules or certificates delivered in connection herewith (other than the representations and warranties provided in Section 5.22, for which Section 11.6 provides special indemnity provisions); (ii) any nonfulfillment of any agreement on the part of the STOCKHOLDERS or the COMPANY under this Agreement; (iii) (intentionally omitted); and (iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, (x) arising out of or based upon any untrue statement of a material fact relating to the COMPANY or the STOCKHOLDERS that is provided to HDS or its counsel by the COMPANY or the STOCKHOLDERS specifically for inclusion and contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (y) arising out of or based upon any omission to state therein a material fact relating to the COMPANY or the STOCKHOLDERS that is required to be stated therein or necessary to make the statements therein not misleading, and not provided to HDS or its counsel by the COMPANY or the STOCKHOLDERS; provided,
                                                                       --------
however, that such indemnity shall not inure to the benefit of HDS or the
-------
COMPANY to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the STOCKHOLDERS provided, in writing, corrected information to HDS counsel and to HDS for inclusion in the final prospectus, and such information was not so included.

     11.2  Indemnification by HDS.  HDS covenants and agrees that it will
           ----------------------
indemnify, defend, protect and hold harmless the COMPANY and the STOCKHOLDERS, at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the COMPANY and the STOCKHOLDERS as a result of or arising from (i) any breach by HDS of its representations and warranties set forth herein or on the schedules or certificates attached hereto; (ii) any nonfulfillment of any agreement on the part of HDS under this Agreement; (iii) any liabilities which the COMPANY or the STOCKHOLDERS may incur due to HDS's failure to be responsible for the liabilities and obligations of the COMPANY as provided in Section 1 hereof (except to the extent that HDS has claims against the STOCKHOLDERS by reason of such liabilities); (iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to HDS or any of the Founding Companies other than the COMPANY (with respect to information furnished to HDS by the COMPANY) contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to HDS or any of the Founding Companies other than the COMPANY that is required to be stated therein or necessary to make the statements therein not misleading; or (v) HDS's failure to obtain the release of any STOCKHOLDER Guarantee.

     11.3  Third Person Claims.  (i) Promptly after any party hereto (herein the
           -------------------
"Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person (such claim or commencement of such action or proceeding being a "Third Party Claim") that could give rise to a right of indemnification under this Agreement, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (herein the "Indemnifying Party"), give the

Indemnifying Party written notice of such Third Party Claim describing in reasonable detail the nature of such Third Party Claim, a copy of all papers served with respect to that Third Party Claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the Indemnified Party's request for indemnification under this Agreement; provided, however, that the failure of the Indemnified Party to give
           --------  -------
timely notice hereunder shall relieve the Indemnifying Party of its indemnification obligations under this Agreement to the extent, but only to the extent that, such failure materially prejudices the Indemnifying Party's ability to defend such claim. Within fifteen (15) days after receipt of such notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party
(a) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Section 11 with respect to that Third Party Claim and (b) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

           (ii) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim through counsel of its own choosing which is consented to by the Indemnified Party (which consent shall not be unreasonably delayed or withheld), then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 11.3(ii) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying
                                   --------  -------
Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.3(ii) and will bear its own costs and expenses with respect to that participation; provided, however,
                                                           --------  -------
that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (the "Separate Defenses"), then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party with respect to the Separate Defenses.

           (iii) If the Indemnifying Party (a) within the Election Period (1) disputes its potential liability to the Indemnified Party under this Section 11,
(2) elects not to defend the Indemnified Party pursuant to Section 11.3(ii) or
(3) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 11.3(ii) or (b) elects to defend the Indemnified Party pursuant to Section 11.3(ii) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled, but any settlement shall require the consent of the Indemnifying Party, which consent shall not be unreasonably delayed or withheld. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Section 11 and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section
11.3 or of the Indemnifying Party's participation therein at the Indemnified Party's request. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
Section 11.3(iii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

           (iv) The parties hereto will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Section 11, provided that an
                                                      --------
Indemnifying Party shall be obligated to seek any payment pursuant to the terms of any insurance policy. All indemnification payments under this Section 11 shall be deemed adjustments to the consideration provided for herein.

     11.4  Exclusive Remedy.  The indemnification provided for in this
           ----------------
Section 11 shall be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that nothing herein shall be construed to limit the
               --------
in a proper case, to seek injunctive or any other non-monetary relief for a breach of this Agreement.

     11.5  Limitations on Indemnification.
           ------------------------------

           (i) The first amounts otherwise payable by one or more STOCKHOLDERS (whether jointly and severally or severally ) pursuant to Sections 11.1 and 11.3 to HDS and the COMPANY will be offset and reduced (but not below zero) by the Indemnification Threshold. The "Indemnification Threshold" is an amount equal to one and one-half percent (1 1/2%) of the sum of (a) the aggregate amount of Cash Consideration (as defined in Annex I) for all STOCKHOLDERS and
(b) the aggregate value of all HDS Stock received by all STOCKHOLDERS on the Closing Date under Section 1.2 of this Agreement. All such amounts otherwise payable by one or more STOCKHOLDERS in excess of the amount so offset and reduced shall be paid without offset or reduction pursuant to this Section 11.5(i). Notwithstanding the foregoing, this Section 11.5(i) shall not apply to claims for indemnification for breach of Section 7.12 or under Section 11.6. For purposes of determining the Indemnification Threshold under this Section 11.5(i), the HDS Stock shall be valued at the Effective IPO Price, as defined in Annex I. Claims paid directly by the STOCKHOLDERS (or third parties on behalf of the STOCKHOLDERS) shall be excluded for purposes of calculating the Indemnification Threshold.

           (ii) The first amounts otherwise payable by HDS pursuant to Sections 11.2 and 11.3 to STOCKHOLDERS and the COMPANY will be offset and reduced (but not below zero) by an amount equal to the Indemnification Threshold. All such amounts otherwise payable by HDS in excess of the amount so offset and reduced shall be paid without offset or reduction pursuant to this
Section 11.5(ii).

           (iii) Notwithstanding any other term of this Agreement, in no event shall any STOCKHOLDER be liable under this Agreement, including this Section 11, for an amount which exceeds the sum of (a) the amount of Cash Consideration for such STOCKHOLDER, (b) the net proceeds to such STOCKHOLDER from the sale of such STOCKHOLDER's HDS Stock received pursuant to Section 1.2 hereof prior to the date that the indemnity obligation of such STOCKHOLDER is paid and (c) the value of the shares of HDS Stock received by such STOCKHOLDER on the Closing Date pursuant to Section 1.2 that have not been sold by such STOCKHOLDER prior to the date that the indemnity obligation of such STOCKHOLDER is paid, valued at the closing price per share on the trading day prior to the date the indemnification obligation is paid.

     11.6  Special Tax Indemnity Provisions.
            --------------------------------

           (i) From and after the Closing Date, the STOCKHOLDERS, jointly and severally, shall indemnify and save HDS and the COMPANY harmless from any and all Taxes (including without limitation any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the COMPANY) which are (a) imposed on any member (other than the COMPANY) of the consolidated, unitary or combined group which includes or included the COMPANY or (b) imposed on the COMPANY in respect of its income, business, property or operations or for which the COMPANY may otherwise be liable (1) for any Pre-Closing Period, (2) resulting by reason of the several liability of the COMPANY pursuant to Treasury Regulations section 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of the COMPANY having been a member of any consolidated, combined or unitary group on or prior to the Closing Date, (3) resulting from the COMPANY ceasing to be a member of any affiliated group

(within the meaning of Section 1504(a) of the Code), (4) in respect of any Post-Closing Period, attributable to events, transactions, sales, deposits, services or rentals occurring, received or performed in a Pre-Closing Period, (5) in respect of any Post-Closing Period, attributable to any change in accounting method employed by the COMPANY during any of the four previous taxable years,
(6) in respect of any Post-Closing Period, attributable to any items of income or gain of an entity treated as a partnership reported by the COMPANY as a partner, to the extent such items are properly attributable to periods of the "partnership" ending on or before the Closing Date, or (7) attributable to any discharge of indebtedness that may result from any capital contributions by STOCKHOLDERS (or an affiliate of STOCKHOLDERS) to the COMPANY of any intercompany indebtedness owed by the COMPANY to any STOCKHOLDER (or an affiliate of any STOCKHOLDER). Notwithstanding the foregoing: (a) the STOCKHOLDERS shall not be obligated to make indemnity payments pursuant to this
Section 11.6(i) for any Taxes imposed on HDS or the COMPANY for any taxable period commencing on or after October 1, 1997 and ending as of the Closing Date except to the extent that adjusted working capital of the COMPANY as of the Closing Date, calculated as provided in Section 7.12, and in particular (but without limitation) including such Taxes in short term liability as part of such calculation of such adjusted working capital, is more negative than a negative $315,000; (b) the STOCKHOLDERS' aggregate indemnity obligation as to any Taxes imposed for any taxable period commencing on or after October 1, 1997 and ending as of the Closing Date shall not exceed an amount equal to the lesser of (1) the amount by which such adjusted working capital as of the Closing Date is more negative than a negative $315,000 or (2) the aggregate amount of such Taxes; and
(c) the STOCKHOLDERS shall not be obligated to make indemnity payments pursuant to this Section 11.6(i) for any federal or state corporate income or franchise taxes imposed on the COMPANY for any taxable period ending on or before September 30, 1998 in excess of that shown to be owing on any Tax Return for such period, to the extent such additional federal or state corporate income or franchise taxes are attributable to any restatement of inventory for such period by HDS or the COMPANY after the Closing Date. To the extent any Taxes are imposed on HDS or the COMPANY after the Closing Date at any time with respect to a Pre-Closing Period, adjusted working capital will be recalculated at such time so as to determine the STOCKHOLDERS' indemnity obligations hereunder.

           (ii) From and after the Closing Date, STOCKHOLDERS shall, jointly and severally, indemnify and save HDS and the COMPANY harmless from any liability imposed on HDS or the COMPANY attributable to any breach of a warranty or representation made by STOCKHOLDERS in Section 5.22.

           (iii) From and after the Closing Date, and except as expressly provided otherwise in this Section 11.6, HDS and the COMPANY shall indemnify and hold harmless STOCKHOLDERS with respect to any Taxes imposed on HDS or the COMPANY with respect to any Post-Closing Period. Additionally, if (a) income attributable to the value of any HDS stock or the amount of any cash received by John Brenzikar from HDS pursuant to Section 1.2 hereof is determined by the Internal

Revenue Service or California Franchise Tax Board ("FTB") to be derived other than from the sale of a capital asset (but not a dividend) by John Brenzikar (a "Recharacterization"), (b) in his relevant tax returns for the tax year which includes the Closing, John Brenzikar has reported such value or cash or both, whichever is applicable, as consideration in exchange for his shares of COMPANY Stock held for over a year, and (c) the Recharacterization and any payments pursuant to the provisions of this sentence result in the realization of a net tax benefit (taking into account any deductions to which HDS, the COMPANY or an affiliate thereof becomes entitled by reason of the Recharacterization and such payment and considering, without limitation, any Additional Taxes and Related Expenses) ("Net Tax Benefit") by HDS, the COMPANY or an affiliate thereof, then (x) HDS shall indemnify and pay John Brenzikar an amount which, after the application of federal and California income taxes, is equal to the additional taxes, interest and penalties he is obligated to pay to the Internal Revenue Service or the FTB by reason of the Recharacterization and such payment, and the STOCKHOLDERS shall not be obligated to indemnify HDS, the COMPANY or any affiliate for any Additional Taxes or Related Expenses, but the amount required to be so paid or relieved from indemnification shall not exceed the Net Tax Benefit, provided, however, that any liability for any such Taxes or
                     --------  -------
any Tax issue related to the Recharacterization may not be settled or compromised without the consent of HDS or the COMPANY, which consent shall not be unreasonably withheld or delayed. For purposes of this Section 11.6(iii), "Additional Taxes" means Taxes, including but not limited to interest and penalties, which may become due and owing by HDS, the COMPANY or an affiliate thereof as a consequence of the Reacharacterization, and "Related Expenses" means expenses and costs (including but not limited to reasonable attorneys' and accountants' fees and expert witnesses' fees) of (I) investigating or attempting to avoid or oppose the imposition of Additional Taxes, and (II) determining amounts payable to John Breznikar pursuant to the preceding sentence.

           (iv) To the extent any party to this Agreement is entitled to indemnification from another party under this Section 11.6, such claim for indemnification shall include the right to recover any losses, damages, liabilities, expenses and costs related thereto, including, without limitation, reasonable attorney's and expert witness fees and other costs of investigating or attempting to avoid the same or oppose the imposition thereof, together with interest thereon at the reference rate in effect from time to time at Bank of America, NT&SA, or its successor, compounded quarterly from the date incurred.

           (v) Except to the extent expressly provided to the contrary in this Section 11.6, the general procedures regarding notice and pursuit of indemnification claims set forth in Sections 11.1 through 11.5 shall apply to all claims for indemnification made under this Section 11.6. Notwithstanding the immediately preceding sentence and any provision of Section 11 to the contrary, if a claim for indemnification involves any matter covered in this Section 11.6, then the contest provisions of Section 11.7, as applicable, shall control regarding the defense and handling of any such third-party claim that could give rise to an indemnification obligation on the part of one party to another.

In addition, and notwithstanding anything else in Section 11 to the contrary, the party with the right to control a contest has the right to choose counsel of its choice regarding such contest. Furthermore, there shall be no limit on (a) the time period during which a claim for indemnification may be made under this
Section 11.6 or (b) the minimum or maximum amount of indemnity payments that may be recovered pursuant to this Section 11.6 (other than (1) each party's obligation to make claims for indemnification promptly and without undue delay and (2) the aggregate limit for all indemnity payments imposed on a STOCKHOLDER provided in Section 11.5(iii)).

           (vi) All amounts paid pursuant to this Section 11.6 by one party to another party (other than interest payments) shall be treated by such parties as an adjustment to the value of the consideration provided pursuant to this Agreement.

     11.7  Special Contest Rights Related to Tax Matters.
           ---------------------------------------------

           (i) The STOCKHOLDERS shall have the sole right (but not the obligation) to control, defend, settle, compromise or prosecute in any manner any audit, examination, investigation, hearing or other proceeding with respect to any Tax Return of the COMPANY involving only Pre-Closing Periods. Notwithstanding the foregoing, any liability for Taxes or Tax issues, related to inventory of the Company in respect of any taxable period ending on or before the Closing Date, may not be settled or compromised without the consent of HDS, which consent shall not be unreasonably withheld or delayed. In addition, (i) the STOCKHOLDERS shall keep HDS duly informed of any proceedings in connection with any matter related to any inventory of the COMPANY in respect of any taxable period ending on or before the Closing Date, and (ii) HDS shall be entitled to receive copies of all correspondence and documents relating to such proceeding and may, at its option, observe such proceedings (including any associated meetings or conferences).

           (ii) Except as expressly provided to the contrary in this Section 11.7, HDS shall have the sole right (but not the obligation) to control, defend, settle, compromise, or prosecute in any manner an audit, examination, investigation, hearing or other proceeding with respect to any Tax Return of the COMPANY; provided, however, that any liability for Taxes or Tax
         --------  -------
issues related to an Interim Period may not be settled or compromised without the consent of the STOCKHOLDERS, which consent shall not be unreasonably withheld or delayed. In addition, (i) HDS shall keep the STOCKHOLDERS duly informed of any proceedings in connection with an Interim Period and (ii) the STOCKHOLDERS shall be entitled to receive copies of all correspondence and documents relating to such proceedings and may, at their option, observe such proceedings (including any associated meetings or conferences).

     11.8  Special Notification Requirements Regarding Tax Disputes.  HDS and
           --------------------------------------------------------
the COMPANY shall promptly forward to the STOCKHOLDERS all written notifications and other written communications from any Tax Authority received by HDS or the COMPANY relating to any Pre-Closing Period of the COMPANY, and, subject to
Section 10.4(ii), HDS and the COMPANY shall execute or cause to be executed any power of attorney or other document or take such actions as requested by the STOCKHOLDERS to enable the STOCKHOLDERS to take any action STOCKHOLDERS deem appropriate with respect to any proceedings relating thereto.

     11.9  Refunds.  A party receiving a refund, credit or similar offset (or
           -------
the benefit thereof) with respect to a Tax effectively paid by another party shall immediately pay an amount equal to such refund, credit, offset or benefit (including any interest thereon) to the party that effectively paid the Tax with respect to which the refund, credit, offset or benefit relates. A party entitled to a deduction on account of a Tax effectively paid by another party shall pay an amount equal to any Taxes saved by reason of such deduction to the party that effectively bore the economic cost of the Tax with respect to which such deduction relates, such amount to be paid immediately after such saving is realized, provided, however, that no STOCKHOLDER shall be entitled to be paid
          --------  -------
any amount under this Section 11.9 with respect to any Taxes saved by reason of any deduction to which HDS, the COMPANY or any affiliate becomes entitled by reason of any Recharacterization.

     11.10  Optional Payment With Shares.  Subject to Section 10.1, any
            ----------------------------
STOCKHOLDER may make any payment to HDS required by this Section 11 by tendering shares of HDS Stock obtained by such STOCKHOLDER pursuant to this Agreement, with shares so tendered being valued at the closing price per share on the trading day prior to the date the indemnification obligation is paid. No STOCKHOLDER will be entitled to make payment with any other shares of HDS Stock.

12.  TERMINATION OF AGREEMENT.

     12.1  Termination.  This Agreement may be terminated at any time prior to
           -----------
the Closing Date solely:

           (i) by mutual consent of the boards of directors of HDS and the COMPANY;

           (ii) at or before the Pre-Closing, by STOCKHOLDERS holding a majority of each class of COMPANY Stock, or by HDS, if the Pre-Closing has not been completed by June 30, 1999, time being of the essence, unless the failure to complete the Pre-Closing is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Pricing Date;

           (iii) at or before the Pre-Closing, by STOCKHOLDERS holding a majority of each class of COMPANY Stock if a material breach or default shall be made by HDS, or by HDS if a material breach or default shall be made by one or more STOCKHOLDERS or the COMPANY, in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and such default shall not have been cured and shall not reasonably be expected to be cured on or before the Pricing Date;

           (iv)   at or before the Pre-Closing pursuant to Section 7.9 hereof;

           (v) after the Pre-Closing and before the Closing Date, by STOCKHOLDERS holding a majority of each class of COMPANY Stock, by the COMPANY, or by HDS, if the Underwriting Agreement is terminated;

           (vi) after the Pre-Closing and before the Closing Date, by STOCKHOLDERS holding a majority of each class of COMPANY Stock if the Minimum IPO Price (as defined in Annex I) is not attained at the time of the IPO; or

           (vii) after the Pre-Closing and before the Closing Date, by STOCKHOLDERS holding a majority of each class of COMPANY Stock, by the COMPANY, or by HDS, if the Closing Date does not occur within ten (10) days after the Pricing Date, time being of the essence.

     12.2  Liabilities in Event of Termination.  In the event of termination
           -----------------------------------
of this Agreement as provided in this Section there shall be no liability or obligation on the part of any party hereto except to the extent that such liability is based on the breach by a party of any of its representations, warranties or covenants set forth in this Agreement, provided however, that there shall be no liability for a breach of representation or warranty if such representation or warranty was made in good faith and with no reason to know such representation or warranty was not true at the time made or for a breach of a covenant if such breach was beyond such party's reasonable control.

13.  NONCOMPETITION.

     13.1  Prohibited Activities.  Except as set forth on Schedule 13.1, the
           ---------------------
STOCKHOLDERS will not, for a period of four (4) years following the Closing Date (except that (v) below shall apply to the period ending at the Closing if this Agreement is not terminated prior to the Closing and June 30, 1999 if this Agreement is terminated prior to the Closing), for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

           (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business which designs, constructs or supplies commercial kitchens or commercial kitchen fixtures or equipment, within one hundred (100) miles of where the COMPANY conducted business prior to the effectiveness of the Closing (the "Territory");

           (ii) contact or solicit any person who is, at that time, an employee of HDS (including the subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of HDS (including the subsidiaries thereof), provided that any
                                                    --------
STOCKHOLDER shall be permitted to solicit and hire any member of his or her immediate family;

           (iii) contact any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of HDS (including the subsidiaries thereof), or any affiliate of such a person or entity, for the purpose of designing, constructing or supplying commercial kitchens or commercial kitchen fixtures or equipment;

           (iv) contact any prospective acquisition candidate, on any STOCKHOLDER's own behalf or on behalf of any person who or entity which designs, constructs or supplies commercial kitchens or commercial kitchen fixtures or equipment, which candidate was either called upon by HDS (including the subsidiaries thereof) or for which HDS (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity, provided
                                                                --------
that no STOCKHOLDER shall be charged with a violation of this Section unless and until such STOCKHOLDER shall have knowledge or notice that such prospective acquisition candidate was called upon, or that an acquisition analysis was made, for the purpose of acquiring such entity;

           (v) engage, directly or indirectly, through any intermediary or otherwise, in any conversations or negotiations with any Other Company regarding a possible business combination between or among them; provided that such
                                                       -------------
prohibition shall not preclude the COMPANY from conducting business in the ordinary course with any Other Company or from having business combination discussions with any other party subject to the provisions in this Agreement; or

           (vi) except in furtherance of HDS's business, disclose customers,whether in existence or proposed, of the COMPANY to any person, firm, partnership, corporation or business for any reason or purpose whatsoever excluding disclosure to HDS or any of HDS's Subsidiaries.

        Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any STOCKHOLDER from acquiring as an investment not more than one percent (1%) of the capital stock of any business whose stock is traded on a national securities exchange or over-the-counter.

     13.2  Damages.  Because of the difficulty of measuring economic losses to
           -------
HDS as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to HDS for which it would have no other adequate remedy, each STOCKHOLDER agrees that the foregoing covenant may be enforced by HDS, in the event of breach by such STOCKHOLDER, by injunctions and restraining orders.

     13.3  Reasonable Restraint.  It is agreed by the parties hereto that the
           --------------------
foregoing covenants in this Section 13 impose a reasonable restraint on the STOCKHOLDERS in light of the activities and business of HDS (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of HDS.

        It is further agreed by the parties hereto that, in the event that any STOCKHOLDER who has entered into an Employment Agreement shall thereafter cease to be employed thereunder, and such STOCKHOLDER shall enter into a business or pursue other activities not in competition with HDS and/or any subsidiary thereof, or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (i) of Section 13.1, and in any event such new business, activities or location are not in violation of this
Section 13 or of such STOCKHOLDER's obligations under this Section 13, if any, such STOCKHOLDER shall not be chargeable with a violation of this Section 13 if HDS and/or any subsidiary thereof shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

      13.4  Severability; Reformation.  The covenants in this Section 13 are
            -------------------------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

      13.5  Independent Covenant.  All of the covenants in this Section 13 shall
            --------------------
 be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any STOCKHOLDER against HDS (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by HDS of such covenants except for a breach of the Employment Agreement by the COMPANY involving a material failure to pay compensation, which breach is not cured within ten (10) days after notice of breach to HDS by STOCKHOLDER. It is specifically agreed that the period of four (4) years stated at the beginning of this Section 13, during which the agreements and covenants of each STOCKHOLDER made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which such STOCKHOLDER is in violation of any provision of this Section 13. The covenants contained in this Section 13 shall not be affected by any breach of any other provision hereof by any party hereto except for a breach of the Employment Agreement by the COMPANY involving a material failure to pay compensation, which breach is not cured within ten (10) days after notice of breach to HDS by STOCKHOLDER and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     13.6  Materiality.  The COMPANY and the STOCKHOLDERS hereby agree that the
           -----------
covenants in this Section 13 are a material and substantial part of this transaction.

14.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

     14.1  STOCKHOLDERS.  The STOCKHOLDERS recognize and acknowledge that they
           ------------
had in the past, currently have, and in the future may possibly have, access to certain confidential information of the COMPANY, the Other Companies and/or HDS, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's, the Other Companies' and/or HDS's respective businesses. The STOCKHOLDERS agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of HDS, (b) prior to the Pre-Closing if consistent with past practices but only with respect to information concerning the COMPANY, (c) following the Closing, as required in the course of performing their duties for HDS, and (d) to counsel and other advisers, provided that such
                                                             --------
advisers (other than counsel) agree to the confidentiality provisions of this
Section 14.1; provided, further, that confidential information shall not
              --------  -------
include (i) such information which becomes known to the public generally through no fault of the STOCKHOLDERS, (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided
                                                                      --------
any information pursuant to this clause (ii), the STOCKHOLDERS shall, if possible, give prior written notice thereof to HDS and provide HDS with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the COMPANY, the Other Companies and/or HDS. In the event of a breach or threatened breach by any of the STOCKHOLDERS of the provisions of this section, HDS shall be entitled to an injunction restraining such STOCKHOLDERS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting HDS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     14.2  HDS.  HDS recognizes and acknowledges that it had in the past and
           ---
currently has access to certain confidential information of the COMPANY, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's business. HDS agrees that, prior to the Closing, it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the COMPANY, (b) to counsel and other advisers, provided that such advisers (other than counsel)
                            --------
agree to the confidentiality provisions of this Section 14.2 and (c) to the Other Companies and their representatives pursuant to Section 7.1(i), unless (i) such information becomes known to the public generally through no fault of HDS
(ii) disclosure is required by law or the order of any governmental authority under color of law, provided that prior to disclosing any information pursuant
                    --------
to this clause (ii), HDS shall, if possible, give prior written notice thereof to the COMPANY and the STOCKHOLDERS and provide the COMPANY and the STOCKHOLDERS with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the COMPANY and/or STOCKHOLDERS. In the event of a breach or threatened breach by HDS of the provisions of this section, the COMPANY and the STOCKHOLDERS shall be entitled to an injunction restraining HDS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the

COMPANY and the STOCKHOLDERS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     14.3  Damages.  Because of the difficulty of measuring economic losses as a
           -------
result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

     14.4  Survival.  The obligations of the parties under this Section 14 shall
           --------
survive the termination of this Agreement.

15.  TRANSFER RESTRICTIONS.

     15.1  Transfer Restrictions.  Except for transfers as set forth in
           ---------------------
Section 15.2 below to persons or entities who agree to be bound by the restrictions set forth in this Section 15.1, for a period of one year from the Closing Date, none of the STOCKHOLDERS shall (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of (a) any shares of HDS Stock received by the STOCKHOLDERS pursuant to this Agreement, or
(b) any interest (including, without limitation, an option to buy or sell) in any such shares of HDS Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of HDS Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of HDS Stock acquired pursuant to Section 2 hereof (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). The certificates evidencing the HDS Stock delivered to the STOCKHOLDERS pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below and contain such other information as HDS may deem necessary or appropriate:

        THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO THE FIRST ANNIVERSARY OF THE CLOSING DATE. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

     15.2  Permitted Transferees.  Notwithstanding the provisions of
           ---------------------
Section 15.1, a STOCKHOLDER shall have the right to transfer some or all of the shares of HDS stock to any one or more of the following, provided that the transferee agrees to be bound (in a form satisfactory to HDS and its counsel) by the terms and conditions of this Agreement with respect to any further transfer of such shares: (a) any family member of a STOCKHOLDER (including, without limitation, any transfer to a custodian under any gift to minors statute), with family members being defined as any spouse, lineal descendant or ancestor of a STOCKHOLDER, (b) any trust which is for the benefit of one or more family members of a STOCKHOLDER and (c) any corporation, partnership, limited liability company or other entity (x) of which a majority of the interests therein by value is owned by the STOCKHOLDER and members of the STOCKHOLDER's family, and
(y) which is and continues to be controlled by the STOCKHOLDER and members of the STOCKHOLDER'S family for the period set forth in Section 15.1.

16.  FEDERAL SECURITIES ACT REPRESENTATIONS.

        The STOCKHOLDERS acknowledge that the shares of HDS Stock to be delivered to the STOCKHOLDERS pursuant to this Agreement have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The HDS Stock to be acquired by such STOCKHOLDERS pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

     16.1  Compliance with Law.  The STOCKHOLDERS covenant, warrant and
           -------------------
represent that none of the shares of HDS Stock issued to such STOCKHOLDERS will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All the HDS Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

        THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE 1933 ACT AND APPLICABLE SECURITIES LAWS.

      16.2  Accredited Investors; Economic Risk; Sophistication.  Except as
            ---------------------------------------------------
disclosed in Schedule 16.2, each STOCKHOLDER represents and warrants that such STOCKHOLDER is an "accredited investor," as that term is defined in Regulation D promulgated by the SEC under the 1933 Act. The STOCKHOLDERS are able to bear the economic risk of an investment in the HDS Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment in the HDS Stock. The

STOCKHOLDERS or their respective purchaser representatives have received all information they deemed material and had an adequate opportunity to ask questions and receive answers from the officers of HDS concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of HDS, the plans for the operations of the business of HDS, the business, operations and financial condition of the Founding Companies other than the COMPANY, and any plans for additional acquisitions and the like. All STOCKHOLDERS who are not "accredited investors" have been represented by qualified purchaser representatives.

17.  REGISTRATION RIGHTS.

     17.1  Piggyback Registration Rights.  At any time following one year
           -----------------------------
after the Closing Date, whenever HDS proposes to register any HDS Stock for its own or others' account under the 1933 Act for a public offering, other than (i) registrations of shares to be used as consideration for acquisitions of additional businesses by HDS and (ii) registrations relating to employee benefit plans, HDS shall give each of the STOCKHOLDERS prompt written notice of its intent to do so. Upon the written request of any of the STOCKHOLDERS given within thirty (30) days after receipt of such notice, HDS shall cause to be included in such registration all of the HDS Stock issued pursuant to this Agreement which any such STOCKHOLDER requests provided that HDS shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the opinion of tax counsel to HDS or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a reorganization described in
Section 368(a)(1)(A) of the Code. In addition, if HDS is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this
Section 17.1 that the number of shares to be sold by persons other than HDS is greater than the number of such shares which can be offered without adversely affecting the offering, HDS may reduce the number of shares offered for the accounts of such persons to a number deemed satisfactory by such managing underwriter; provided that such reduction shall be made first by reducing the
             -------- ----
number of shares to be sold by persons other than HDS, the stockholders named on Annex III hereto, the stockholders of the Founding Companies (the "Founding Stockholders"), and any person or persons who have required such registration pursuant to "demand" registration rights granted by HDS; thereafter, if a further reduction is required, it shall be made first by reducing the number of shares to be sold by the stockholders named on Annex III hereto and the Founding Stockholders, with such further reduction being made so that to the extent any shares can be sold by stockholders named in Annex III hereto and the Founding Stockholders, each such stockholder will be permitted to sell a number of shares proportionate to the number of shares of HDS Stock owned by such stockholder immediately after the Closing, provided that if any stockholder does not wish to sell all shares such stockholder is permitted to sell, the opportunity to sell additional shares shall be reallocated in the same manner to those stockholders named in Annex III hereto and the Founding Stockholders who wish to sell more shares until no more shares can be sold by such stockholders.

     17.2  Demand Registration Rights.  At any time after the date one year
           --------------------------
after the Closing Date, Founding Stockholders holding shares of HDS Stock issued pursuant to this Agreement and the Other Agreements which shares have (i) not been previously registered or sold, (ii) which are not entitled to be sold under Rule 144(k) (or any similar or successor provision) and (iii) which have an aggregate market value in excess of $5 million (based on the average closing price on the five days prior to the date of such request) may request in writing that HDS file a registration statement under the 1933 Act covering such shares of HDS Stock then held by such Founding Stockholders (a "Demand Registration"); provided that the aggregate value of HDS Stock proposed to be sold under such registration statement is not less than $5 million (based on the closing market price of the HDS Stock within five (5) business days of the date of such request); and provided further that HDS shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the opinion of tax counsel to HDS or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a reorganization described in Section 368(a)(1)(A) of the Code. Within ten (10) days of the receipt of such request, HDS shall give written notice of such request to all other Founding Stockholders and shall, as soon as practicable, file and use its best efforts to cause to become effective a registration statement covering all such shares. HDS will use its best efforts to keep such Demand Registration current and effective for one hundred twenty
(120) days (or such shorter period during which holders shall have sold all HDS Stock which they requested to be registered). HDS shall be obligated to effect only two (2) Demand Registrations for all Founding Stockholders, and the second request may not be made until at least one (1) year after the effective date of the registration statement for the first Demand Registration.

        Notwithstanding the foregoing paragraph, following such a demand a majority of the COMPANY's disinterested directors (i.e., directors who have not
                                                   ----
demanded or elected to sell shares in any such public offering) may postpone the filing of the registration statement for a thirty (30) day period beyond the period provided above.

        If at the time of any request by the Founding Stockholders for a Demand Registration HDS has fixed plans to file within sixty (60) days after such request a registration statement covering the sale of any of its securities, no registration of the Founding Stockholders' HDS Stock shall be initiated under this Section 17.2 until ninety (90) days after the effective date of such registration unless HDS is no longer proceeding diligently to effect such registration; provided that HDS shall provide the Founding Stockholders the
              --------
right to participate in such public offering pursuant to, and subject to,
Section 17.1 hereof.

     17.3  Registration Procedures.  All expenses incurred in connection with
           -----------------------
the registrations under this Section 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts) shall be borne by HDS. In connection with registrations under Sections 17.1 and 17.2, HDS shall (i) prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the HDS Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least one hundred twenty (120) days (or such shorter period during which holders shall have sold all HDS Stock which they requested to be registered);
(ii) use its best efforts to register and qualify the HDS Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the HDS Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

     17.4  Underwriting Agreement.  In connection with each registration
           ----------------------
pursuant to Sections 17.1 and 17.2 covering an underwritten registered public offering, HDS and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of HDS's size and investment stature, including indemnification. In a registration under Section 17.1, the managing underwriters shall be selected by HDS (or, if required by a "demand" registration right of a stockholder requiring such registration, by such requiring stockholder), and in a registration under Section 17.2, may be selected by the holders of a majority of the shares that have demanded to be included in such registration pursuant to Section 17.2, provided the managing underwriters so selected by such majority are reasonably acceptable to HDS.

      17.5  HDS Stock.  For the purposes of this Section 17, HDS Stock issued
            ---------
pursuant to this Agreement shall include shares issued as a stock dividend or stock split, or otherwise distributed by HDS to its stockholders without consideration, in respect of shares of HDS Stock previously issued pursuant to this Agreement.

      17.6  Availability of Rule 144.  HDS shall not be obligated to register
            ------------------------
shares of HDS Stock held by any STOCKHOLDER at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to such STOCKHOLDER.

      17.7  Survival.  The provisions of this Section 17 shall survive the
            --------
Pre-Closing and Closing Date until December 31, 2002.

18.  GENERAL.

     18.1  Cooperation.  The COMPANY, STOCKHOLDERS and HDS shall each
           -----------
(i) attempt in good faith (without the COMPANY or HDS being required to incur unreasonable expense, and without the STOCKHOLDERS being required to incur expense unless reimbursed by HDS) to cause all conditions to actions to be taken on the Pricing Date and the Closing Date to be satisfied, and (ii) deliver or cause to be delivered to the other on the Pricing Date and Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments, and take such additional actions as can be taken without unreasonable expense, as any other may reasonably request for the purpose of carrying out this Agreement. The COMPANY will cooperate and use its reasonable efforts to have the present officers, directors and employees of the COMPANY cooperate with HDS on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     18.2  Successors and Assigns.  This Agreement and the rights of the parties
           ----------------------
hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of HDS, and the heirs and legal representatives of the STOCKHOLDERS.

     18.3  Entire Agreement.  This Agreement (including the schedules, exhibits
           ----------------
and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDERS, the COMPANY, and HDS and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms. Except as otherwise stated herein, this Agreement and the Annexes hereto may be modified or amended only by a written instrument executed by the STOCKHOLDERS, the COMPANY, and HDS, acting through their respective officers, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby.

     18.4  Counterparts.  This Agreement may be executed simultaneously in two
           ------------
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     18.5  Brokers and Agents.  Except as disclosed on Schedule 18.5, each party
           ------------------
represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

     18.6  Expenses.  Whether or not the transactions herein contemplated shall
           --------
be consummated, (i) HDS will pay the fees, expenses and disbursements of HDS and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by HDS under this Agreement, including the fees and expenses of Arthur Andersen, LLP, and Howard, Rice, and the costs of preparing the Registration Statement, and (ii) prior to the Closing, the COMPANY will pay the fees, expenses and disbursements of their counsel and accountants for the STOCKHOLDERS and the COMPANY incurred in connection with the subject matter of this Agreement or the Registration Statement. Set forth on

Schedule 18.6 hereto is the estimated amount of such fees, expenses and disbursements to be paid by the COMPANY pursuant to clause (ii) of the preceding sentence. The STOCKHOLDERS shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement. The STOCKHOLDERS shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes. In addition, each STOCKHOLDER acknowledges that he, and not the COMPANY or HDS, will pay all taxes due upon receipt of the consideration payable to such STOCKHOLDER pursuant to Section 2 hereof.

     18.7  Notices.  All notices and other communications required or permitted
           -------
hereunder shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by delivering the same in person to such party or to an officer or agent of such party or by facsimile transmission (followed by delivery by United States mail).

          (a)  If mailed to HDS, addressed to:
                     Hospitality Design & Supply, Inc.
                     P.O. Box 5016
                     Culver City, CA  90231
                     Attn:  Roger M. Laverty, Chief Executive Officer
                     Fax:  (310) 253-9734

   with copies to:

                     Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation
                     3 Embarcadero Center, 7th Floor
                     San Francisco, CA  94111-4065
                     Attn:  Raymond P. Haas
                     Fax:  (415) 217-5910

          (b) If mailed to the STOCKHOLDERS, addressed to them at their addresses set forth on Annex II, with copies to such counsel, if any, as is set forth with respect to each STOCKHOLDER on such Annex II; if mailed to the COMPANY, addressed to it at its address set forth on Annex II marked "Personal and Confidential" with copies to the COMPANY's counsel as set forth on Annex II, provided that notice to the COMPANY shall only be for notices or communications
--------
required or permitted hereunder prior to the Closing, or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

     18.8 Governing Law; Forum.  This Agreement shall be governed by and
          --------------------
construed in accordance with the laws of the State of California, without giving effect to laws concerning choice of law or conflicts of law. All disputes arising out of this

Agreement or the obligations of the parties hereunder, including disputes that may arise following termination of this Agreement, shall be subject to the exclusive jurisdiction and venue of the California State courts of the City and County of San Francisco, California (or, if there is federal jurisdiction, then the exclusive jurisdiction and venue of the United States District Court having jurisdiction over the City and County of San Francisco). Each party hereby irrevocably and unconditionally consents to the personal and exclusive jurisdiction and venue of said courts and any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. THE PARTIES HERETO EACH HEREBY KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER-CLAIM, WHETHER IN CONTRACT OR TORT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

     18.9  Survival of Representations and Warranties.  The representations,
           ------------------------------------------
warranties, covenants and agreements of the parties made herein, or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the applicable Expiration Date.

     18.10  Exercise of Rights and Remedies.  Except as otherwise provided
            -------------------------------
herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     18.11  Time.  Time is of the essence with respect to this Agreement.
            ----

     18.12  Reformation and Severability.  In case any provision of this
            ----------------------------
Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     18.13  Construction.  This Agreement has been negotiated among HDS, the
            ------------
COMPANY, the STOCKHOLDERS and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

     18.14  Captions.  The headings of this Agreement are inserted for
            --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     18.15  Third-Party Beneficiaries.  This Agreement shall not confer any
            -------------------------
rights or remedies upon any person or entity other than the parties hereto, the parties to the Other Agreements, and their respective successors and permitted assigns.

        [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

                      [THIS PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       HOSPITALITY DESIGN & SUPPLY, INC.


                                       By  /s/ Roger Laverty
                                          ----------------------------------
                                             Name: Roger Laverty
                                             Title: Chief Executive Officer

                                       STOCKHOLDERS:


                                        /s/ John Breznikar
                                       -------------------------------------
                                                     JOHN BREZNIKAR



                                        /s/ Rodney Rossi
                                       -------------------------------------
                                                      RODNEY ROSSI



                                        /s/ Mary Rossi
                                       -------------------------------------
                                                       MARY ROSSI



                                        /s/ Louis Breznikar
                                       -------------------------------------
                                                     LOUIS BREZNIKAR



                                        /s/ Victoria Jeane Neal
                                       -------------------------------------
                                                    VICTORIA JEANE NEAL


                                       EAST BAY RESTAURANT SUPPLY, INC.


                                       By  /s/ John Breznikar
                                          ----------------------------------
                                             Name: John Breznikar
                                             Title: President

                                    ANNEX I

                 CONSIDERATION TO FOUNDING COMPANY STOCKHOLDERS

                                     Part I

A. Aggregate consideration to be paid to STOCKHOLDERS:

        1. COMPANY Stock will be converted into 263,021 shares of common stock of HDS and $9,468,745 in cash.

        2. The STOCKHOLDERS and the COMPANY will not be obligated to consummate the transaction set forth in the Agreement if the initial public offering price per share when the Registration Statement goes effective (the "Effective IPO Price") is less than $10 per share (the "Minimum IPO Price").

        3. The amount of cash paid to STOCKHOLDERS will be offset and reduced by the amount of any receivables from STOCKHOLDERS as of the Effective Time.

B. Consideration to be paid to each STOCKHOLDER:



                                                                                         Percentage
                                              Shares of           Cash Before         Allocation of Any
   STOCKHOLDER                                 Common              Offsets &            Offsets and
                                             Stock of HDS         Reductions/1/         Reductions/2/

John Breznikar                                  93,750             $3,374,999                33%

Rodney and Mary Rossi                           62,500              2,249,999                33%

Louis Breznikar                                 62,500              2,249,999                33%

Victoria Jeane Neal                             44,271              1,593,748                 0%
                                           ___________            ___________        ___________
TOTALS:                                        263,021             $9,468,745               100%





____________________
   /1/ For purposes of Section 11.5(i) and 11.5(iii) of the Agreement, the term "Cash Consideration" means, as to each STOCKHOLDER, the Cash Before Offsets and Reductions shown for such STOCKHOLDER in this column.
   /2/ Excluding offsets and reductions pursuant to Part I, paragraph 4.3. of this Annex I.